Exhibit 99.2

vizstore.

americold
americold

americold

REALTY TRUST

EARNINGS RELEASE & FINANCIAL SUPPLEMENT

Fourth Quarter 2022

Financial Supplement	Fourth Quarter 2022

Financial Supplement	Fourth Quarter 2022

Corporate Profile

We are the world’s largest publicly traded REIT focused on the ownership, operation, acquisition and development of temperature-controlled warehouses. We are organized as a self-administered and self-managed REIT with proven operating, development and acquisition expertise. As of December 31, 2022, we operated a global network of 242 temperature-controlled warehouses encompassing approximately 1.4 billion cubic feet, with 195 warehouses in North America, 27 in Europe, 18 warehouses in Asia-Pacific, and two warehouses in South America. In addition, we hold three minority interests in joint ventures, one with SuperFrio, which owns or operates 38 temperature-controlled warehouses in Brazil, one with Comfrio, which owns or operates 28 temperature-controlled warehouses in Brazil, and one with the LATAM JV, which owns one temperature-controlled warehouse in Chile.

Corporate Headquarters
10 Glenlake Parkway South Tower, Suite 600
Atlanta, Georgia 30328
Telephone: (678) 441-1400
Website: www.americold.com

Senior Management
George F. Chappelle Jr.: Chief Executive Officer and Director
Marc J. Smernoff: Chief Financial Officer and Executive Vice President
Robert S. Chambers: Chief Commercial Officer and Executive Vice President
James C. Snyder, Jr.: Chief Legal Officer and Executive Vice President
David C. Moore: Chief Operating Officer - North America and Executive Vice President
Richard C. Winnall: Chief Operating Officer - International and Executive Vice President
Samantha L. Charleston: Chief Human Resources Officer and Executive Vice President
Thomas C. Novosel: Chief Accounting Officer and Senior Vice President
Board of Directors
Mark R. Patterson: Chairman of the Board of Directors
George J. Alburger, Jr.: Director
Kelly H. Barrett: Director
Robert L. Bass: Director
George F. Chappelle Jr.: Chief Executive Officer and Director
Antonio F. Fernandez: Director
Pamela K. Kohn: Director
David J. Neithercut: Director
Andrew P. Power: Director

Investor Relations
To request more information or to be added to our e-mail distribution list, please visit our website: www.americold.com
(Please proceed to the Investors section)

Investor Relations
Telephone: 678-459-1959
Email: investor.relations@americold.com

Financial Supplement	Fourth Quarter 2022

Analyst Coverage

Firm	Analyst Name	Contact	Email
Baird Equity Research	David B. Rodgers	216-737-7341	drodgers@rwbaird.com
Bank of America Merrill Lynch	Joshua Dennerlein	646-855-1681	joshua.dennerlein@bofa.com
Barclays	Anthony Powell	212-526-8768	anthony.powell@barclays.com
BNP Paribas Exane Research	Nate Crossett	646-725-3716	nate.crossett@exanebnpparibas.com
Citi	Craig Mailman	212-816-4471	craig.mailman@citi.com
Evercore ISI	Samir Khanal / Steve Sakwa	212-888-3796 / 212-446-9462	samir.khanal@evercoreisi.com / steve.sakwa@evercoreisi.com
Green Street Advisors	Vince Tibone	949-640-8780	vtibone@greenstreet.com
J.P. Morgan	Michael W. Mueller	212-622-6689	michael.w.mueller@jpmorgan.com
KeyBanc	Todd Thomas	917-368-2286	tthomas@key.com
MorningStar Research Services	Suryansh Sharma	314-585-6793	suryansh.sharma@morningstar.com
Raymond James	William A. Crow	727-567-2594	bill.crow@raymondjames.com
RBC	Michael Carroll	440-715-2649	michael.carroll@rbccm.com
Truist	Ki Bin Kim	212-303-4124	kibin.kim@truist.com
Wolfe Research	Andrew Rosivach	646-582-9250	arosivach@wolferesearch.com

Stock Listing Information
The shares of Americold Realty Trust, Inc. are traded on the New York Stock Exchange under the symbol “COLD”.

Credit Ratings

DBRS Morningstar
Credit Rating:	BBB	(Stable Trend)

Fitch
Issuer Default Rating:	BBB	(Negative Outlook)

Moody’s
Issuer Rating:	Baa3	(Stable Outlook)

These credit ratings may not reflect the potential impact of risks relating to the structure or trading of the Company’s securities and are provided solely for informational purposes. Credit ratings are not recommendations to buy, hold or sell any security, and may be revised or withdrawn at any time by the issuing rating agency at its sole discretion. The Company does not undertake any obligation to maintain the ratings or to advise of any change in ratings. Each agency’s rating should be evaluated independently of any other agency’s rating. An explanation of the significance of the ratings may be obtained from each of the rating agencies.

Financial Supplement	Fourth Quarter 2022
AMERICOLD REALTY TRUST, INC. ANNOUNCES FOURTH QUARTER 2022 RESULTS
Atlanta, GA, February 16, 2023 - Americold Realty Trust, Inc. (NYSE: COLD) (the “Company”), the world’s largest publicly traded REIT focused on the ownership, operation, acquisition and development of temperature-controlled warehouses, today announced financial and operating results for the fourth quarter ended December 31, 2022.
Fourth Quarter 2022 Highlights
•Total revenue increased 0.7% to $721.5 million.
•Total NOI increased 16.6% to $188.2 million.
•Core EBITDA increased 10.6% to $136.8 million, and increased 13.6% on a constant currency basis.
•Net income of $3.0 million, or $0.01 per diluted common share.
•Core FFO of $70.2 million, or $0.26 per diluted common share.
•AFFO of $78.2 million, or $0.29 per diluted common share.
•Global Warehouse segment revenue increased 8.0% to $598.7 million.
•Global Warehouse segment NOI increased 14.2% to $172.3 million.
•Global Warehouse segment same store revenue increased 8.3%, or 10.9% on a constant currency basis, Global Warehouse segment same store NOI increased by 13.1%, or 15.4% on a constant currency basis.
•Completed the Barcelona expansion for approximately €13.0 million.
•Completed the strategic exit of a significant component of our lower margin Third-party managed segment.
•On November 1, we prepaid at par the remaining $264.1 million indebtedness on our 2013 CMBS thereby transitioning all real estate debt to unsecured.
Year to Date 2022 Highlights
•Total revenue increased 7.4% to $2.9 billion.
•Total NOI increased 10.5% to $696.0 million.
•Core EBITDA increased 5.3% to $499.8 million, or 7.3% on a constant currency basis.
•Net loss of $19.5 million, or $0.07 loss per diluted common share.
•Core FFO of $249.0 million, or $0.92 per diluted common share.
•AFFO of $300.3 million, or $1.11 per diluted common share.
•Global Warehouse segment revenue increased 10.4% to $2.3 billion.
•Global Warehouse segment NOI increased 8.5% to $636.2 million.
•Global Warehouse segment same store revenue increased 6.4%, or 8.5% on a constant currency basis, Global Warehouse segment same store NOI increased 5.1%, or 6.7% on a constant currency basis.
Fourth Quarter 2022 Total Company Financial Results
Total revenue for the fourth quarter of 2022 was $721.5 million, a 0.7% increase from the same quarter of the prior year. This growth was driven by our core warehouse business which benefited from our pricing initiatives and rate escalations, higher economic occupancy, incremental revenue from acquisitions and recently completed expansion and development projects, partially offset by lower throughput volume in our same store portfolio. These increases exceeded the decrease in revenue from our Third-

Financial Supplement	Fourth Quarter 2022
party managed segment as a result of our strategic exit of a significant component of this business. Additionally, total revenue was impacted by unfavorable foreign currency translation as the USD strengthened against the currencies of our foreign operations.
Total NOI for the fourth quarter of 2022 was $188.2 million, an increase of 16.6% from the same quarter of the prior year. This increase is a result of the same factors driving the increase in revenue mentioned above, the increase in profitability of our Transportation segment, partially offset by inflationary pressure on operating costs, labor and operational inefficiencies and a slight decline in contribution from our Third-party managed segment.
Core EBITDA was $136.8 million for the fourth quarter of 2022, compared to $123.7 million for the same quarter of the prior year. This reflects a 10.6% increase over prior year on an actual basis, and 13.6% on a constant currency basis. The increase is due to the same factors driving the increase in NOI mentioned above, partially offset by an increase in selling, general and administrative costs.
For the fourth quarter of 2022, the Company reported net income of $3.0 million, or $0.01 per diluted share, compared to net loss of $8.0 million, or $0.03 loss per diluted share, for the same quarter of the prior year.
For the fourth quarter of both 2022 and 2021, Core FFO was $70.2 million, or $0.26 per diluted share.
For the fourth quarter of 2022, AFFO was $78.2 million, or $0.29 per diluted share, compared to $82.2 million, or $0.31 per diluted share, for the same quarter of the prior year.
Please see the Company’s supplemental financial information for the definitions and reconciliations of non-GAAP financial measures to the most comparable GAAP financial measures.
Fourth Quarter 2022 Global Warehouse Segment Results
For the fourth quarter of 2022, Global Warehouse segment revenue was $598.7 million, an increase of $44.5 million, or 8.0%, compared to $554.2 million for the fourth quarter of 2021. This growth was principally driven by growth in our same store pool resulting from our pricing initiative and rate escalations and higher economic occupancy as compared to 2021, paired with increases in our non-same store pool from incremental revenue from acquisitions and recently completed development projects. This was partially offset by the unfavorable impact of foreign currency translation and lower throughput in our same store pool.
Global Warehouse segment NOI was $172.3 million for the fourth quarter of 2022 as compared to $150.9 million for the fourth quarter of 2021. Global Warehouse segment NOI increased due to the drivers of warehouse revenue increase mentioned above, offset by the impact of inflationary pressures, start-up costs for our developments, labor and operational inefficiencies and the unfavorable impact of foreign currency translation. Global Warehouse segment margin was 28.8% for the fourth quarter of 2022, a 156 basis point increase compared to the same quarter of the prior year.
We had 208 same store warehouses for the three months ended December 31, 2022. The following table presents revenues, cost of operations, contribution (NOI) and margins for our same store and non-same store warehouses with a reconciliation to the total financial metrics of our warehouse segment for the three months ended December 31, 2022. Refer to our “Real Estate Portfolio” section below for the composition of our non-same store pool.

Financial Supplement	Fourth Quarter 2022

	Three Months Ended December 31,			Change
Dollars and units in thousands, except per pallet data	2022 Actual	2022 Constant Currency(1)	2021 Actual	Actual	Constant Currency

TOTAL WAREHOUSE SEGMENT
Number of total warehouses	237		241	n/a	n/a
Global Warehouse revenue:
Rent and storage	$267,031	$273,754	$233,367	14.4%	17.3%
Warehouse services	331,659	340,155	320,788	3.4%	6.0%
Total revenue	$598,690	$613,909	$554,155	8.0%	10.8%
Global Warehouse contribution (NOI)	$172,328	$176,481	$150,884	14.2%	17.0%
Global Warehouse margin	28.8%	28.7%	27.2%	156 bps	152 bps

Global Warehouse rent and storage metrics:
Average economic occupied pallets	4,537	n/a	4,207	7.9%	n/a
Average physical occupied pallets	4,229	n/a	3,861	9.5%	n/a
Average physical pallet positions	5,415	n/a	5,409	0.1%	n/a
Economic occupancy percentage	83.8%	n/a	77.8%	601 bps	n/a
Physical occupancy percentage	78.1%	n/a	71.4%	671 bps	n/a
Total rent and storage revenue per economic occupied pallet	$58.86	$60.34	$55.48	6.1%	8.8%
Total rent and storage revenue per physical occupied pallet	$63.14	$64.73	$60.43	4.5%	7.1%
Global Warehouse services metrics:
Throughput pallets	9,963	n/a	10,346	(3.7)%	n/a
Total warehouse services revenue per throughput pallet	$33.29	$34.14	$31.01	7.4%	10.1%

SAME STORE WAREHOUSE
Number of same store warehouses	208		208	n/a	n/a
Global Warehouse same store revenue:
Rent and storage	$230,785	$235,947	$201,750	14.4%	17.0%
Warehouse services	295,365	302,612	284,044	4.0%	6.5%
Total same store revenue	$526,150	$538,559	$485,794	8.3%	10.9%
Global Warehouse same store contribution (NOI)	$163,096	$166,414	$144,196	13.1%	15.4%
Global Warehouse same store margin	31.0%	30.9%	29.7%	132 bps	122 bps

Global Warehouse same store rent and storage metrics:
Average economic occupied pallets	4,082	n/a	3,802	7.4%	n/a
Average physical occupied pallets	3,827	n/a	3,481	10.0%	n/a
Average physical pallet positions	4,802	n/a	4,833	(0.6)%	n/a
Economic occupancy percentage	85.0%	n/a	78.7%	634 bps	n/a
Physical occupancy percentage	79.7%	n/a	72.0%	768 bps	n/a
Same store rent and storage revenue per economic occupied pallet	$56.54	$57.80	$53.07	6.5%	8.9%
Same store rent and storage revenue per physical occupied pallet	$60.30	$61.65	$57.96	4.0%	6.4%
Global Warehouse same store services metrics:
Throughput pallets	8,882	n/a	9,157	(3.0)%	n/a
Same store warehouse services revenue per throughput pallet	$33.26	$34.07	$31.02	7.2%	9.8%

Financial Supplement	Fourth Quarter 2022

	Three Months Ended December 31,			Change
Dollars and units in thousands, except per pallet data	2022 Actual	2022 Constant Currency(1)	2021 Actual	Actual	Constant Currency

NON-SAME STORE WAREHOUSE
Number of non-same store warehouses(2)	29		33	n/a	n/a
Global Warehouse non-same store revenue:
Rent and storage	$36,246	$37,807	$31,617	n/r	n/r
Warehouse services	36,294	37,543	36,744	n/r	n/r
Total non-same store revenue	$72,540	$75,350	$68,361	n/r	n/r
Global Warehouse non-same store contribution (NOI)	$9,232	$10,067	$6,688	n/r	n/r
Global Warehouse non-same store margin	12.7%	13.4%	9.8%	n/r	n/r

Global Warehouse non-same store rent and storage metrics:
Average economic occupied pallets	455	n/a	405	n/r	n/a
Average physical occupied pallets	402	n/a	381	n/r	n/a
Average physical pallet positions	614	n/a	576	n/r	n/a
Economic occupancy percentage	74.1%	n/a	70.2%	n/r	n/a
Physical occupancy percentage	65.5%	n/a	66.0%	n/r	n/a
Non-same store rent and storage revenue per economic occupied pallet	$79.68	$83.11	$78.13	n/r	n/r
Non-same store rent and storage revenue per physical occupied pallet	$90.16	$94.04	$83.05	n/r	n/r
Global Warehouse non-same store services metrics:
Throughput pallets	1,081	n/a	1,188	n/r	n/a
Non-same store warehouse services revenue per throughput pallet	$33.57	$34.72	$30.92	n/r	n/r
(1) The adjustments from our U.S. GAAP operating results to calculate our operating results on a constant currency basis are the effect of changes in foreign currency exchange rates relative to the comparable prior period.
(2) Refer to our “Real Estate Portfolio” section below for the composition of our non-same store pool.
(n/a = not applicable)
(n/r = not relevant)

Financial Supplement	Fourth Quarter 2022

	Year Ended December 31,			Change
Dollars and units in thousands, except per pallet data	2022 Actual	2022 Constant Currency(1)	2021 Actual	Actual	Constant Currency

TOTAL WAREHOUSE SEGMENT
Number of total warehouses	237		241	n/a	n/a
Global Warehouse revenue:
Rent and storage	$999,388	$1,019,787	$876,153	14.1%	16.4%
Warehouse services	1,303,583	1,332,867	1,209,234	7.8%	10.2%
Total revenue	$2,302,971	$2,352,654	$2,085,387	10.4%	12.8%
Global Warehouse contribution (NOI)	$636,232	$647,885	$586,436	8.5%	10.5%
Global Warehouse margin	27.6%	27.5%	28.1%	-49 bps	-58 bps

Global Warehouse rent and storage metrics:
Average economic occupied pallets	4,318	n/a	4,047	6.7%	n/a
Average physical occupied pallets	3,991	n/a	3,701	7.8%	n/a
Average physical pallet positions	5,431	n/a	5,290	2.7%	n/a
Economic occupancy percentage	79.5%	n/a	76.5%	300 bps	n/a
Physical occupancy percentage	73.5%	n/a	70.0%	352 bps	n/a
Total rent and storage revenue per economic occupied pallet	$231.44	$236.16	$216.48	6.9%	9.1%
Total rent and storage revenue per physical occupied pallet	$250.40	$255.51	$236.72	5.8%	7.9%
Global Warehouse services metrics:
Throughput pallets	40,093	n/a	39,939	0.4%	n/a
Total warehouse services revenue per throughput pallet	$32.51	$33.24	$30.28	7.4%	9.8%

SAME STORE WAREHOUSE
Number of same store warehouses	208		208	n/a	n/a
Global Warehouse same store revenue:
Rent and storage	$862,268	$877,817	$783,256	10.1%	12.1%
Warehouse services	1,151,824	1,177,011	1,109,896	3.8%	6.0%
Total same store revenue	$2,014,092	$2,054,828	$1,893,152	6.4%	8.5%
Global Warehouse same store contribution (NOI)	$599,745	$609,324	$570,831	5.1%	6.7%
Global Warehouse same store margin	29.8%	29.7%	30.2%	-37 bps	-50 bps

Global Warehouse same store rent and storage metrics:
Average economic occupied pallets	3,879	n/a	3,714	4.4%	n/a
Average physical occupied pallets	3,592	n/a	3,394	5.8%	n/a
Average physical pallet positions	4,821	n/a	4,823	—%	n/a
Economic occupancy percentage	80.5%	n/a	77.0%	345 bps	n/a
Physical occupancy percentage	74.5%	n/a	70.4%	413 bps	n/a
Same store rent and storage revenue per economic occupied pallet	$222.27	$226.28	$210.88	5.4%	7.3%
Same store rent and storage revenue per physical occupied pallet	$240.07	$244.40	$230.81	4.0%	5.9%
Global Warehouse same store services metrics:
Throughput pallets	35,733	n/a	36,281	(1.5)%	n/a
Same store warehouse services revenue per throughput pallet	$32.23	$32.94	$30.59	5.4%	7.7%

Financial Supplement	Fourth Quarter 2022

	Year Ended December 31,			Change
Dollars and units in thousands, except per pallet data	2022 Actual	2022 Constant Currency(1)	2021 Actual	Actual	Constant Currency

NON-SAME STORE WAREHOUSE
Number of non-same store warehouses(2)	29		33	n/a	n/a
Global Warehouse non-same store revenue:
Rent and storage	$137,119	$141,970	$92,897	n/r	n/r
Warehouse services	151,760	155,855	99,338	n/r	n/r
Total non-same store revenue	$288,879	$297,825	$192,235	n/r	n/r
Global Warehouse non-same store contribution (NOI)	$36,487	$38,559	$15,605	n/r	n/r
Global Warehouse non-same store margin	12.6%	12.9%	8.1%	n/r	n/r

Global Warehouse non-same store rent and storage metrics:
Average economic occupied pallets	439	n/a	333	n/r	n/a
Average physical occupied pallets	399	n/a	308	n/r	n/a
Average physical pallet positions	610	n/a	467	n/r	n/a
Economic occupancy percentage	71.9%	n/a	71.3%	n/r	n/a
Physical occupancy percentage	65.5%	n/a	65.8%	n/r	n/a
Non-same store rent and storage revenue per economic occupied pallet	$312.48	$323.53	$278.91	n/r	n/r
Non-same store rent and storage revenue per physical occupied pallet	$343.36	$355.51	$301.95	n/r	n/r
Global Warehouse non-same store services metrics:
Throughput pallets	4,360	n/a	3,658	n/r	n/a
Non-same store warehouse services revenue per throughput pallet	$34.81	$35.75	$27.16	n/r	n/r

(1) The adjustments from our U.S. GAAP operating results to calculate our operating results on a constant currency basis are the effect of changes in foreign currency exchange rates relative to the comparable prior period.
(2) Refer to our “Real Estate Portfolio” section below for the composition of our non-same store pool.
(n/a = not applicable)

Fixed Commitment Rent and Storage Revenue
As of December 31, 2022, $419.5 million of the Company’s annualized rent and storage revenue were derived from customers with fixed commitment storage contracts. This compares to $396.4 million at the end of the third quarter of 2022 and $356.5 million at the end of the fourth quarter of 2021. We continue to make progress on commercializing business under this type of arrangement. On a combined pro forma basis, assuming a full twelve months of acquisitions revenue, 41.9% of rent and storage revenue was generated from fixed commitment storage contracts.

Economic and Physical Occupancy
Contracts that contain fixed commitments are designed to ensure the Company’s customers have space available when needed. For the fourth quarter of 2022, economic occupancy for the total warehouse segment was 83.8% and warehouse segment same store pool was 85.0%, representing a 568 basis point and 531 basis point increase above physical occupancy, respectively. Economic occupancy for the total warehouse segment increased 601 basis points, and the warehouse segment same store pool increased 634 basis points as compared to the fourth quarter of 2021. The growth in occupancy reflects our customers’ increased food production levels throughout 2022.

Financial Supplement	Fourth Quarter 2022
Real Estate Portfolio
As of December 31, 2022, the Company’s portfolio consists of 242 facilities. The Company ended the fourth quarter of 2022 with 237 facilities in its Global Warehouse segment portfolio and five facilities in its Third-party managed segment. The same store population consists of 208 facilities for the quarter ended December 31, 2022. The remaining 29 non-same store population includes the 11 facilities that were acquired in connection with the Bowman Stores, Brighton, ColdCo, De Bruyn Cold Storage, KMT Brrr!, Lago Cold Stores, Liberty Freezers and Newark acquisitions, 13 facilities in expansion or redevelopment, a temporarily leased facility in Australia, two facilities we previously leased and purchased during 2022, a facility in which we ceased operations during the first quarter of 2022 in order to prepare for leasing to a third-party, and a leased facility in which we ceased operations during the fourth quarter of 2022 in anticipation of the upcoming lease maturity.

Balance Sheet Activity and Liquidity
As of December 31, 2022, the Company had total liquidity of approximately $681.6 million, including cash and capacity on its revolving credit facility. Total debt outstanding was $3.3 billion (inclusive of $248.7 million of financing leases/sale lease-backs and exclusive of unamortized deferred financing fees), of which 93% was in an unsecured structure. At quarter end, net debt to pro forma Core EBITDA was approximately 6.6x. The Company’s total debt outstanding includes $3.1 billion of real estate debt, which excludes sale-leaseback and capitalized lease obligations. The Company’s real estate debt has a remaining weighted average term of 5.7 years and carries a weighted average contractual interest rate of 3.57%. As of December 31, 2022, 85% of the Company’s total debt outstanding was at a fixed rate, inclusive of hedged variable-rate for fixed-rate debt. The Company has no material debt maturities until 2026, inclusive of extension options.

Dividend
On December 6, 2022, the Company’s Board of Directors declared a dividend of $0.22 per share for the fourth quarter of 2022, which was paid on January 13, 2022 to common stockholders of record as of December 31, 2022.

2023 Outlook
The Company announced its 2023 annual AFFO per share guidance to be within the range of $1.14 - $1.24. Refer to page 42 of this Financial Supplement for the details of our annual guidance. The Company’s guidance is provided for informational purposes based on current plans and assumptions and is subject to change. The ranges for these metrics do not include the impact of acquisitions, dispositions, or capital markets activity beyond that which has been previously announced.

Investor Webcast and Conference Call
The Company will hold a webcast and conference call on Thursday, February 16, 2023 at 5:00 p.m. Eastern Time to discuss its fourth quarter 2022 results. A live webcast of the call will be available via the Investors section of Americold Realty Trust’s website at www.americold.com. To listen to the live webcast, please go to the site at least five minutes prior to the scheduled start time in order to register, download and install any necessary audio software. Shortly after the call, a replay of the webcast will be available for 90 days on the Company’s website.
The conference call can also be accessed by dialing 1-877-407-3982 or 1-201-493-6780. The telephone replay can be accessed by dialing 1-844-512-2921 or 1-412-317-6671 and providing the conference ID# 13734551. The telephone replay will be available starting shortly after the call until March 2, 2023.

Financial Supplement	Fourth Quarter 2022
The Company’s supplemental package will be available prior to the conference call in the Investors section of the Company’s website at http://ir.americold.com.

About the Company
Americold is the world’s largest publicly traded REIT focused on the ownership, operation, acquisition and development of temperature-controlled warehouses. Based in Atlanta, Georgia, Americold owns and operates 242 temperature-controlled warehouses, with approximately 1.4 billion refrigerated cubic feet of storage, in North America, Europe, Asia-Pacific, and South America. Americold’s facilities are an integral component of the supply chain connecting food producers, processors, distributors and retailers to consumers.

Non-GAAP Financial Measures
This press release contains non-GAAP financial measures, including FFO, core FFO, AFFO, EBITDAre, Core EBITDA; same store segment revenue and contribution (NOI); real estate debt and maintenance capital expenditures. Definitions of these non-GAAP metrics are included beginning on page 43, and reconciliations of these non-GAAP measures to their most comparable GAAP metrics are included herein. Each of the non-GAAP measures included in this report has limitations as an analytical tool and should not be considered in isolation or as a substitute for an analysis of the Company’s results calculated in accordance with GAAP. In addition, because not all companies use identical calculations, the Company’s presentation of non-GAAP measures in this report may not be comparable to similarly titled measures disclosed by other companies, including other REITs.

Forward-Looking Statements
This document contains statements about future events and expectations that constitute forward-looking statements. Forward-looking statements are based on our beliefs, assumptions and expectations of our future financial and operating performance and growth plans, taking into account the information currently available to us. These statements are not statements of historical fact. Forward-looking statements involve risks and uncertainties that may cause our actual results to differ materially from the expectations of future results we express or imply in any forward-looking statements, and you should not place undue reliance on such statements. Factors that could contribute to these differences include the following: the impact of supply chain disruptions, including, among others, the impact on labor availability, raw material availability, manufacturing and food production; construction materials and transportation; uncertainties and risks related to public health crises, including the ongoing COVID-19 pandemic; adverse economic or real estate developments in our geographic markets or the temperature-controlled warehouse industry; rising interest rates and inflation in operating costs, including as a result of the COVID-19 pandemic; general economic conditions; labor and power costs; labor shortages; risks associated with the ownership of real estate generally and temperature-controlled warehouses in particular; acquisition risks, including the failure to identify or complete attractive acquisitions or the failure of acquisitions to perform in accordance with projections and to realize anticipated cost savings and revenue improvements; our failure to realize the intended benefits from our recent acquisitions, and including synergies, or disruptions to our plans and operations or unknown or contingent liabilities related to our recent acquisitions; risks related to expansions of existing properties and developments of new properties, including failure to meet targeted completion dates and budgeted or stabilized returns within expected time frames, or at all, in respect thereof; risks related to our joint ventures; a failure of our information technology systems, systems conversions and integrations, cybersecurity attacks or a breach of our information security systems, networks or processes could cause business disruptions or loss of confidential information; risks related to privacy and data security concerns, and data collection and transfer restrictions and related foreign regulations; defaults or non-renewals of significant customer contracts, including as a result of the

Financial Supplement	Fourth Quarter 2022
ongoing COVID-19 pandemic; uncertainty of revenues, given the nature of our customer contracts; our failure to obtain necessary outside financing; risks related to, or restrictions contained in, our debt financings; decreased storage rates or increased vacancy rates; risks related to current and potential international operations and properties; difficulties in expanding our operations into new markets, including international markets; risks related to the partial ownership of properties, including as a result of our lack of control over such investments and the failure of such entities to perform in accordance with projections; our failure to maintain our status as a REIT; possible environmental liabilities, including costs, fines or penalties that may be incurred due to necessary remediation of contamination of properties presently or previously owned by us; financial market fluctuations; actions by our competitors and their increasing ability to compete with us; changes in applicable governmental regulations and tax legislation, including in the international markets; geopolitical conflicts, such as the ongoing conflict between Russia and Ukraine; additional risks with respect to the addition of European operations and properties; changes in real estate and zoning laws and increases in real property tax rates; our relationship with our associates, including the occurrence of any work stoppages or any disputes under our collective bargaining agreements and employment related litigation; liabilities as a result of our participation in multi-employer pension plans; uninsured losses or losses in excess of our insurance coverage; the potential liabilities, costs and regulatory impacts associated with our in-house trucking services and the potential disruptions associated with our use of third-party trucking service providers to provide transportation services to our customers; the cost and time requirements as a result of our operation as a publicly traded REIT; changes in foreign currency exchange rates; the impact of anti-takeover provisions in our constituent documents and under Maryland law, which could make an acquisition of us more difficult, limit attempts by our stockholders to replace our directors and affect the price of our common stock, $0.01 par value per share, of our common stock; and the potential dilutive effect of our common stock offerings.
Words such as “anticipates,” “believes,” “continues,” “estimates,” “expects,” “goal,” “objectives,” “intends,” “may,” “opportunity,” “plans,” “potential,” “near-term,” “long-term,” “projections,” “assumptions,” “projects,” “guidance,” “forecasts,” “outlook,” “target,” “trends,” “should,” “could,” “would,” “will” and similar expressions are intended to identify such forward-looking statements. Examples of forward-looking statements included in this document include, among others, statements about our expected acquisition and expected expansion and development pipeline and our targeted return on invested capital on expansion and development opportunities. We qualify any forward-looking statements entirely by these cautionary factors. Other risks, uncertainties and factors, including those discussed under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021 and in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, could cause our actual results to differ materially from those projected in any forward-looking statements we make. We assume no obligation to update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.
Contacts:
Americold Realty Trust, Inc.
Investor Relations
Telephone: 678-459-1959
Email: investor.relations@americold.com

Financial Supplement	Fourth Quarter 2022

Selected Quarterly Financial Data

In thousands, except per share amounts	As of
Capitalization:	Q4 22	Q3 22	Q2 22	Q1 22	Q4 21
Fully diluted common stock outstanding at quarter end(1)	271,702	271,748	271,736	271,801	271,044
Common stock share price at quarter end	$28.31	$24.60	$30.04	$27.88	$32.79
Market value of common equity	$7,691,884	$6,685,001	$8,162,949	$7,577,812	$8,887,533

Gross debt (2)	$3,331,027	$3,230,012	$3,223,017	$3,215,627	$3,130,620
Less: cash and cash equivalents	53,063	45,693	74,616	50,965	82,958
Net debt	$3,277,964	$3,184,319	$3,148,401	$3,164,662	$3,047,662

Total enterprise value	$10,969,848	$9,869,320	$11,311,350	$10,742,474	$11,935,195
Net debt / total enterprise value	29.9%	32.3%	27.8%	29.5%	25.5%
Net debt to pro forma Core EBITDA(2)	6.61x	6.49x	6.60x	6.55x	6.10x

	Three Months Ended
Selected Operational Data:	Q4 22	Q3 22	Q2 22	Q1 22	Q4 21
Warehouse segment revenue	$598,690	$598,977	$564,379	$540,925	$554,155
Total revenue	721,504	757,780	729,756	705,695	716,480
Operating income	33,044	23,170	23,665	7,991	4,195
Net income (loss)	2,955	(8,937)	3,953	(17,445)	(7,982)
Total warehouse segment contribution (NOI) (3)	172,327	166,662	150,985	146,258	150,884
Total segment contribution (NOI) (3)	188,226	181,158	168,291	158,288	161,394

Selected Other Data:
Core EBITDA (4)	$136,822	$131,857	$120,192	$110,895	$123,722
Core funds from operations (1)	70,168	67,090	65,396	46,329	70,155
Adjusted funds from operations (1)	78,219	79,332	73,875	68,854	82,236

Earnings Measurements:
Net income (loss) per share - basic	$0.01	$(0.03)	$0.01	$(0.06)	$(0.03)
Net income (loss) per share - diluted	$0.01	$(0.03)	$0.01	$(0.06)	$(0.03)
Core FFO per diluted share (4)	$0.26	$0.25	$0.24	$0.17	$0.26
AFFO per diluted share (4)	$0.29	$0.29	$0.27	$0.26	$0.31
Dividend distributions declared per common share (5)	$0.22	$0.22	$0.22	$0.22	$0.22
Diluted AFFO payout ratio (6)	75.9%	75.9%	81.5%	84.6%	71.0%

Portfolio Statistics:
Total global warehouses	242	249	249	249	250
Average economic occupancy	83.8%	80.1%	77.4%	76.8%	77.8%
Average physical occupancy	78.1%	74.3%	71.5%	70.0%	71.4%
Total global same-store warehouses	208	212	213	215	160

Financial Supplement	Fourth Quarter 2022

(1) Assumes the exercise of all outstanding stock options using the treasury stock method, conversion of all outstanding restricted stock and OP units, and incorporates forward contracts using the treasury stock method

	As of
(2) Net Debt to Core EBITDA Computation	12/31/2022	12/31/2021
Total debt	$3,317,983	$3,119,570
Deferred financing costs	13,044	11,050
Gross debt	$3,331,027	$3,130,620
Adjustments:
Less: cash, cash equivalents and restricted cash	53,063	82,958
Net debt	$3,277,964	$3,047,662
Core EBITDA - last twelve months	$499,766	$474,511
Net Core EBITDA from acquisitions, dispositions and lease exits (a)	(3,588)	25,190
Pro forma Core EBITDA - last twelve months	$496,178	$499,701
Net debt to pro forma Core EBITDA	6.61x	6.10x
(a) As of December 31, 2022, amount includes the reduction for the strategic exit of certain third-party managed EBITDA, the loss of EBITDA from the sale of the Cherokee facility and deconsolidation of Chile upon contribution to the LATAM JV, partially offset by the add back for six months of Core EBITDA from the De Bruyn Cold Storage prior to Americold’s ownership of the respective acquired entities, the facility lease expense for sites that it previously incurred operating lease expense for but was subsequently purchased, including the Gdynia and New Zealand facilities and the lease expense for leased facilities which we exited during the year.

(3) Reconciliation of segment contribution (NOI)
	Three Months Ended
	Q4 22	Q3 22	Q2 22	Q1 22	Q4 21
Warehouse segment contribution (NOI)	$172,327	$166,662	$150,985	$146,258	$150,884
Transportation segment contribution (NOI)	14,452	10,836	13,585	8,529	7,172
Third-party managed segment contribution (NOI)	1,447	3,660	3,721	3,501	3,338
Total segment contribution (NOI)	$188,226	$181,158	$168,291	$158,288	$161,394
Depreciation and amortization	(82,467)	(83,669)	(82,690)	(82,620)	(87,601)
Selling, general and administrative	(60,073)	(57,119)	(56,273)	(57,602)	(49,004)
Acquisition, litigation and other, net	(11,899)	(4,874)	(5,663)	(10,075)	(20,567)
Gain (loss) from sale of real estate	21	(5,710)	—	—	—
Impairment of indefinite and long-lived assets	(764)	(6,616)	—	—	—
U.S. GAAP operating income	$33,044	$23,170	$23,665	$7,991	$4,222

(4) See “Reconciliation of Net Income (Loss) to NAREIT FFO, Core FFO, and AFFO” and “Reconciliation of Net Income (Loss) to EBITDA, EBITDAre, and Core EBITDA” pages 18-20

(5) Distributions per common share	Three Months Ended
	Q4 22	Q3 22	Q2 22	Q1 22	Q4 21
Distributions declared on common stock during the quarter	$59,751	$59,763	$59,759	$59,760	$59,440
Common stock outstanding at quarter end	269,815	269,396	275,045	268,672	268,283
Distributions declared per common share	$0.22	$0.22	$0.22	$0.22	$0.22

(6) Calculated as distributions declared on common stock divided by AFFO per weighted average diluted share

Financial Supplement	Fourth Quarter 2022

Financial Information

Americold Realty Trust, Inc. and Subsidiaries
Consolidated Balance Sheets
(In thousands, except shares and per share amounts)
	December 31,	December 31,
	2022	2021
Assets
Property, buildings and equipment:
Land	$786,975	$807,495
Buildings and improvements	4,245,607	4,152,763
Machinery and equipment	1,407,874	1,352,399
Assets under construction	526,811	450,153
	6,967,267	6,762,810
Accumulated depreciation	(1,901,450)	(1,634,909)
Property, buildings and equipment – net	5,065,817	5,127,901

Operating lease right-of-use assets	352,553	377,536
Accumulated depreciation – operating leases	(76,334)	(57,483)
Operating leases – net	276,219	320,053

Financing leases:
Buildings and improvements	13,546	13,552
Machinery and equipment	127,009	146,341
	140,555	159,893
Accumulated depreciation – financing leases	(57,626)	(58,165)
Financing leases – net	82,929	101,728
Cash, cash equivalents and restricted cash	53,063	82,958
Accounts receivable – net of allowance of $15,951 and $18,755 at December 31, 2022 and 2021, respectively	430,042	380,014
Identifiable intangible assets – net	925,223	980,966
Goodwill	1,033,637	1,072,980
Investments in partially owned entities	78,926	37,458
Other assets	158,705	112,139
Total assets	$8,104,561	$8,216,197
Liabilities and equity
Liabilities:
Borrowings under revolving line of credit	$500,052	$399,314
Accounts payable and accrued expenses	557,540	559,412
Mortgage notes, senior unsecured notes and term loans – net of deferred financing costs of $13,044 and $11,050 in the aggregate, at December 31, 2022 and 2021, respectively	2,569,281	2,443,806
Sale-leaseback financing obligations	171,089	178,817
Financing lease obligations	77,561	97,633
Operating lease obligations	264,634	301,765
Unearned revenue	32,046	26,143
Pension and postretirement benefits	1,531	2,843
Deferred tax liability – net	135,098	169,209
Multiemployer pension plan withdrawal liability	7,851	8,179
Total liabilities	4,316,683	4,187,121
Equity
Stockholders’ equity:
Common stock, $0.01 par value – 500,000,000 authorized shares; 269,814,956 and 268,282,592 issued and outstanding at December 31, 2022 and 2021, respectively	2,698	2,683
Paid-in capital	5,191,969	5,171,690
Accumulated deficit and distributions in excess of net earnings	(1,415,198)	(1,157,888)
Accumulated other comprehensive (loss) income	(6,050)	4,522
Total stockholders’ equity	3,773,419	4,021,007
Noncontrolling interests:
Noncontrolling interests in operating partnership	14,459	8,069
Total equity	3,787,878	4,029,076

Total liabilities and equity	$8,104,561	$8,216,197

Financial Supplement	Fourth Quarter 2022

Americold Realty Trust, Inc. and Subsidiaries
Consolidated Statements of Operations
(In thousands, except per share amounts)
	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Revenues:
Rent, storage and warehouse services	$598,690	$554,155	$2,302,971	$2,085,387
Transportation services	76,190	78,041	313,358	312,092
Third-party managed services	46,624	84,284	298,406	317,311
Total revenues	721,504	716,480	2,914,735	2,714,790
Operating expenses:
Rent, storage and warehouse services cost of operations	426,363	403,271	1,666,739	1,498,951
Transportation services cost of operations	61,738	70,869	265,956	282,716
Third-party managed services cost of operations	45,177	80,946	286,077	303,347
Depreciation and amortization	82,467	87,601	331,446	319,840
Selling, general and administrative	60,073	49,004	231,067	182,076
Acquisition, litigation and other, net	11,899	20,567	32,511	51,578
Impairment of indefinite and long-lived assets	764	—	7,380	3,312
(Gain) loss from sale of real estate	(21)	—	5,689	—
Total operating expenses	688,460	712,258	2,826,865	2,641,820

Operating income	33,044	4,222	87,870	72,970

Other (expense) income:
Interest expense	(33,407)	(21,339)	(116,127)	(99,177)
Loss on debt extinguishment, modifications and termination of derivative instruments	(933)	(638)	(3,217)	(5,689)
Interest income	657	91	1,633	841
Foreign currency exchange gain (loss), net	2,477	(294)	(975)	(610)
Other income, net	527	1,203	1,806	1,791
Loss from investments in partially owned entities	(2,101)	(753)	(9,300)	(2,004)
Income (loss) before income taxes	264	(17,508)	(38,310)	(31,878)
Income tax benefit
Current	(721)	(625)	(3,725)	(7,578)
Deferred	3,412	10,151	22,561	9,147
Total income tax benefit	2,691	9,526	18,836	1,569

Net income (loss)	$2,955	$(7,982)	$(19,474)	$(30,309)
Net income (loss) attributable to noncontrolling interests	11	(18)	(34)	146
Net income (loss) attributable to Americold Realty Trust	$2,944	$(7,964)	$(19,440)	$(30,455)

Weighted average common stock outstanding – basic	269,826	267,499	269,565	259,056
Weighted average common stock outstanding – diluted	270,770	268,179	269,565	259,056

Net income (loss) per common share - basic	$0.01	$(0.03)	$(0.07)	$(0.12)
Net income (loss) per common share - diluted	$0.01	$(0.03)	$(0.07)	$(0.12)

Financial Supplement	Fourth Quarter 2022

Reconciliation of Net Income (Loss) to NAREIT FFO, Core FFO, and AFFO
(In thousands, except per share amounts)
	Three Months Ended					Year Ended
	Q4 22	Q3 22	Q2 22	Q1 22	Q4 21	2022	2021
Net income (loss)	$2,955	$(8,937)	$3,953	$(17,445)	$(7,982)	$(19,474)	$(30,309)
Adjustments:
Real estate related depreciation	53,094	53,139	51,738	52,200	54,816	210,171	200,184
(Gain) loss on sale of real estate	(21)	5,710	—	—	—	5,689	—
Net loss on asset disposals	175	893	4	63	65	1,135	12
Impairment charges on real estate assets	—	3,407	—	—	—	3,407	1,752
Our share of reconciling items related to partially owned entities	1,209	822	1,346	1,033	822	4,410	2,412
Funds from operations	$57,412	$55,034	$57,041	$35,851	$47,721	$205,338	$174,051
Adjustments:
Net loss (gain) on sale of non-real estate assets	2,274	310	72	(235)	861	2,421	267
Acquisition, litigation and other, net	11,899	4,874	5,663	10,075	20,567	32,511	51,578
Goodwill impairment	—	3,209	—	—	—	3,209	—
Share-based compensation expense, IPO grants	—	—	—	—	—	—	163
Loss on debt extinguishment, modifications and termination of derivative instruments	933	1,040	628	616	638	3,217	5,689
Foreign currency exchange (gain) loss	(2,477)	2,487	1,290	(325)	294	975	610
Gain on extinguishment of New Market Tax Credit Structure	—	—	(3,410)	—	—	(3,410)	—
Loss on deconsolidation of subsidiary contributed to LATAM joint venture	—	—	4,148	—	—	4,148	—
Our share of reconciling items related to partially owned entities	127	136	(36)	347	74	574	439
Core FFO	$70,168	$67,090	$65,396	$46,329	$70,155	$248,983	$232,797
Adjustments:
Amortization of deferred financing costs and pension withdrawal liability	1,305	1,222	1,160	1,146	1,104	4,833	4,425
Amortization of below/above market leases	534	540	549	508	843	2,131	2,261
Non-real estate asset impairment	764	—	—	—	—	764	1,560
Straight-line net rent	333	133	77	204	(302)	747	(216)
Deferred income tax benefit	(3,412)	(4,374)	(12,886)	(1,889)	(10,151)	(22,561)	(9,147)
Share-based compensation expense, excluding IPO grants	5,036	6,720	7,032	8,349	9,112	27,137	23,737
Non-real estate depreciation and amortization	29,373	30,530	30,952	30,420	32,785	121,275	119,656
Maintenance capital expenditures(a)	(26,701)	(22,586)	(20,118)	(16,106)	(20,808)	(85,511)	(75,965)
Our share of reconciling items related to partially owned entities	819	57	1,713	(107)	(502)	2,482	387
Adjusted FFO	$78,219	$79,332	$73,875	$68,854	$82,236	$300,280	$299,495

Financial Supplement	Fourth Quarter 2022

Reconciliation of Net Income (Loss) to NAREIT FFO, Core FFO, and AFFO (continued)
(In thousands except per share amounts)
	Three Months Ended					Year Ended
	Q4 22	Q3 22	Q2 22	Q1 22	Q4 21	2022	2021

NAREIT Funds from operations	$57,412	$55,034	$57,041	$35,851	$47,721	$205,338	$174,051
Core FFO	$70,168	$67,091	$65,396	$46,329	$70,155	$248,984	$232,797
Adjusted FFO	$78,219	$79,333	$73,875	$68,854	$82,236	$300,281	$299,495

Reconciliation of weighted average shares:
Weighted average basic shares for net income calculation	269,826	269,586	269,497	269,164	267,499	269,565	259,056
Dilutive stock options, unvested restricted stock units, equity forward contracts	944	1,105	887	835	680	1,041	2,070
Weighted average dilutive shares	270,770	270,691	270,384	269,999	268,179	270,606	261,126

NAREIT FFO - basic per share	$0.21	$0.20	$0.21	$0.13	$0.18	$0.76	$0.67
NAREIT FFO - diluted per share	$0.21	$0.20	$0.21	$0.13	$0.18	$0.76	$0.67

Core FFO - basic per share	$0.26	$0.25	$0.24	$0.17	$0.26	$0.92	$0.90
Core FFO - diluted per share	$0.26	$0.25	$0.24	$0.17	$0.26	$0.92	$0.89

Adjusted FFO - basic per share	$0.29	$0.29	$0.27	$0.26	$0.31	$1.11	$1.16
Adjusted FFO - diluted per share	$0.29	$0.29	$0.27	$0.26	$0.31	$1.11	$1.15

(a)	Maintenance capital expenditures include capital expenditures made to extend the life of, and provide future economic benefit from, our existing temperature-controlled warehouse network and its existing supporting personal property and information technology.

Financial Supplement	Fourth Quarter 2022

Reconciliation of Net Income (Loss) to EBITDA, NAREIT EBITDAre, and Core EBITDA
(In thousands)
	Three Months Ended					Year Ended
	Q4 22	Q3 22	Q2 22	Q1 22	Q4 21	2022	2021
Net income (loss)	$2,955	$(8,937)	$3,953	$(17,445)	$(7,982)	$(19,474)	$(30,309)
Adjustments:
Depreciation and amortization	82,467	83,669	82,690	82,620	87,601	331,446	319,840
Interest expense	33,407	30,402	26,545	25,773	21,339	116,127	99,177
Income tax benefit	(2,691)	(3,368)	(12,069)	(708)	(9,526)	(18,836)	(1,569)
EBITDA	$116,138	$101,766	$101,119	$90,240	$91,432	$409,263	$387,139
Adjustments:
(Gain) loss on sale of real estate	(21)	5,710	—	—	—	5,689	—
Adjustment to reflect share of EBITDAre of partially owned entities	5,019	3,383	6,215	3,198	4,625	17,815	8,966
NAREIT EBITDAre	$121,136	$110,859	$107,334	$93,438	$96,057	$432,767	$396,105
Adjustments:
Acquisition, litigation and other, net	11,899	4,874	5,663	10,075	20,567	32,511	51,578
Loss from investments in partially owned entities	2,101	1,440	3,647	2,112	753	9,300	2,004
Impairment of indefinite and long-lived assets	764	6,616	—	—	—	7,380	3,312
Foreign currency exchange (gain) loss	(2,477)	2,487	1,290	(325)	294	975	610
Share-based compensation expense	5,036	6,720	7,032	8,349	9,112	27,137	23,900
Loss on debt extinguishment, modifications and termination of derivative instruments	933	1,040	628	616	638	3,217	5,689
Loss (gain) on real estate and other asset disposals	2,449	1,203	76	(172)	926	3,556	279
Gain on extinguishment of New Market Tax Credit Structure	—	—	(3,410)	—	—	(3,410)	—
Loss on deconsolidation of subsidiary contributed to LATAM joint venture	—	—	4,148	—	—	4,148	—
Reduction in EBITDAre from partially owned entities	(5,019)	(3,383)	(6,215)	(3,198)	(4,625)	(17,815)	(8,966)
Core EBITDA	$136,822	$131,856	$120,193	$110,895	$123,722	$499,766	$474,511

Financial Supplement	Fourth Quarter 2022

Acquisition, Litigation and Other, net
Dollars in thousands

This caption represents certain corporate costs that are highly variable from period to period and will be further detailed in our Annual Report on Form 10-K.

	Three Months Ended December 31,		Year Ended December 31,
Acquisition, litigation and other, net	2022	2021	2022	2021
Acquisition and integration related costs	$8,139	$16,414	$24,018	$39,265
Litigation	—	1,275	179	2,217
Severance costs	1,470	6,058	6,530	8,908
Terminated site operations costs	3,715	806	4,154	884
Cyber incident related costs, net of insurance recoveries	(1,425)	(3,986)	(2,210)	(447)
Other, net	—	—	(160)	751
Total acquisition, litigation and other, net	$11,899	$20,567	$32,511	$51,578

Financial Supplement	Fourth Quarter 2022

Debt Detail and Maturities
(In thousands)
	As of December 31, 2022
Indebtedness:	Carrying Value	Contractual Interest Rate(1)	Effective Interest Rate(2)	Stated Maturity Date(3)

Unsecured Debt(4)
Senior Unsecured Revolving Credit Facility - C$50M(5)	$36,890	CDOR+0.85%	6.00%	08/2027
Senior Unsecured Revolving Credit Facility - £77M(5)	92,435	SONIA+0.85%	4.79%	08/2027
Senior Unsecured Revolving Credit Facility - USD(5)	225,000	SOFR + 0.85%	5.73%	08/2027
Senior Unsecured Revolving Credit Facility - A$146M(5)	99,470	BBSW+0.85%	4.39%	08/2027
Senior Unsecured Revolving Credit Facility - €36M(5)	38,003	EURIBOR+0.85%	3.23%	08/2027
Senior Unsecured Revolving Credit Facility - NZD$13M(5)	8,254	BKBM+0.85%	5.70%	08/2027
Senior Unsecured Term Loan A Facility Tranche A-1 - USD	375,000	SOFR + 0.95%	4.90%	08/2027
Senior Unsecured Term Loan A Facility Tranche A-2 - C$250M	184,450	CDOR+0.95%	4.78%	01/2028
Senior Unsecured Term Loan A Facility Tranche A-3 - USD	270,000	SOFR + 0.95%	4.27%	01/2028
Series A notes - USD	200,000	4.68%	4.77%	01/2026
Series B notes - USD	400,000	4.86%	4.92%	01/2029
Series C notes - USD	350,000	4.10%	4.15%	01/2030
Series D notes - €400M	428,200	1.62%	1.67%	01/2031
Series E notes - €350M	374,675	1.65%	1.70%	01/2033
Total Unsecured Real Estate Debt	3,082,377	3.57%	3.95%	5.7 years

Sale-leaseback financing obligations	171,089	10.99%
Financing lease obligations	77,561	3.30%
Total Debt Outstanding	$3,331,027	3.94%

Less: unamortized deferred financing costs	(13,044)
Total Book Value of Debt	$3,317,983

Rate Type		% of Total
Fixed	$2,830,975	85%
Variable-unhedged	500,052	15%
Total Debt Outstanding	$3,331,027	100%

Debt Type		% of Total
Unsecured	$3,082,376	93%
Secured	248,651	7%
Total Debt Outstanding	$3,331,027	100%
(1)Interest rates as of December 31, 2022. At December 31, 2022, the Adjusted SOFR rate on our Senior Unsecured Revolving Credit Facility was 4.30%, the one-month CDOR rate was 4.67%, the one-month EURIBOR rate was 1.90%, the one-month SONIA rate was 3.43%, the one-month BBSW rate was 3.07%, the one-month BKBM rate was 4.37%. The entirety of our Senior Unsecured Term Loan Tranche A-1 is hedged at a weighted average rate of 4.6%. SOFR includes an adjustment of 0.10%, in addition to the margin. SONIA includes an adjustment of 0.03% in addition to our margin.
(2)The effective interest rates presented include the amortization of loan costs and are based on the hedged rate for the $375.0 million TLA Tranche A-1, the C$250.0 million TLA Tranche A-2, and the $270.0 million Tranche A-3. Subtotals of stated effective interest rates represent weighted average interest rates.
(3)Subtotals of stated maturity dates represent remaining weighted average life of the debt and assuming the exercise of extension options on the TLA Tranche A-1 and Revolving Credit Facility.
(4)Borrowing currency and value presented in caption unless USD denominated.
(5)Revolver maturity assumes two six-month extension options. The borrowing capacity as of December 31, 2022 is $1.15 billion less $21.4 million of outstanding letters of credit. The effective interest rate shown represents deferred financing fees allocated over the $1.15 billion committed.

Financial Supplement	Fourth Quarter 2022

Operations Overview

Revenue and Contribution (NOI) by Segment
(in thousands)
	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Segment revenues:
Warehouse	$598,690	$554,155	$2,302,971	$2,085,387
Transportation	76,190	78,041	313,358	312,092
Third-party managed	46,624	84,284	298,406	317,311
Total revenues	721,504	716,480	2,914,735	2,714,790

Segment contribution (NOI):
Warehouse	172,327	150,884	636,232	586,436
Transportation	14,452	7,172	47,402	29,376
Third-party managed	1,447	3,338	12,329	13,964
Total segment contribution (NOI)	188,226	161,394	695,963	629,776

Reconciling items:
Depreciation and amortization	(82,467)	(87,601)	(331,446)	(319,840)
Selling, general and administrative	(60,073)	(49,004)	(231,067)	(182,076)
Acquisition, litigation and other, net	(11,899)	(20,567)	(32,511)	(51,578)
Impairment of indefinite and long-lived assets	(764)	—	(7,380)	(3,312)
Gain (loss) from sale of real estate	21	—	(5,689)	—
Interest expense	(33,407)	(21,339)	(116,127)	(99,177)
Interest income	657	91	1,633	841
Loss on debt extinguishment, modifications and termination of derivative instruments	(933)	(638)	(3,217)	(5,689)
Foreign currency exchange gain (loss), net	2,477	(294)	(975)	(610)
Other income, net	527	1,203	1,806	1,791
Loss from investments in partially owned entities	(2,101)	(753)	(9,300)	(2,004)
Income (loss) before income taxes	$264	$(17,508)	$(38,310)	$(31,878)
We view and manage our business through three primary business segments—warehouse, transportation, third-party managed. Our core business is our warehouse segment, where we provide temperature-controlled warehouse storage and related handling and other warehouse services. In our warehouse segment, we collect rent and storage fees from customers to store their frozen and perishable food and other products within our real estate portfolio. We also provide our customers with handling and other warehouse services related to the products stored in our buildings that are designed to optimize their movement through the cold chain, such as the placement of food products for storage and preservation, the retrieval of products from storage upon customer request,case-picking, blast freezing, produce grading and bagging, ripening, kitting, protein boxing, repackaging, e-commerce fulfillment, and other recurring handling services.
In our transportation segment, we broker and manage transportation of frozen and perishable food and other products for our customers. Our transportation services include consolidation services (i.e., consolidating a customer’s products with those of other customers for more efficient shipment), freight under management services (i.e., arranging for and overseeing transportation of customer inventory) and dedicated transportation services, each designed to improve efficiency and reduce transportation and logistics costs to our customers. We provide these transportation services at cost plus a service fee or, in the case of our consolidation or dedicated services, we may charge a fixed fee. We supplemented our regional, national and truckload consolidation services with the transportation operations from various warehouse acquisitions. We also provide multi-modal global freight forwarding services to support our customers’ needs in certain markets.
Under our third-party managed segment, we manage warehouses on behalf of third parties and provide warehouse management services to leading food manufacturers and retailers in their owned facilities. We believe using our third-party management services allows our customers to increase efficiency, reduce costs, reduce supply-chain risks and focus on their core businesses. We also believe that providing third-party management services allows us to offer a complete and integrated suite of services across the cold chain.

Financial Supplement	Fourth Quarter 2022

Global Warehouse Economic and Physical Occupancy Trend

90%
85%
80%
75%
70%
65%
60%
55%
50%
45%
40%
35%
30%
25%
20%
15%
10%
5%
—%
2019 2020 2021 2022 2019 2020 2021 2022 2019 2020 2021 2022 2019 2020 2021 2022 2019 2020 2021 2022

FY	Q1	Q2	Q3	Q4

Note: Dotted lines represent incremental economic occupancy percentage.

We define average economic occupancy as the aggregate number of physically occupied pallets and any additional pallets otherwise contractually committed for a given period, without duplication. We estimate the number of contractually committed pallet positions by taking into account actual pallet commitments specified in each customer’s contract, and subtracting the physical pallet positions.
We define average physical occupancy as the average number of occupied pallets divided by the estimated number of average physical pallet positions in our warehouses for the applicable period. We estimate the number of physical pallet positions by taking into account actual racked space and by estimating unracked space on an as-if racked basis. We base this estimate on the total cubic feet of each room within the warehouse that is unracked divided by the volume of an assumed rack space that is consistent with the characteristics of the relevant warehouse. On a warehouse by warehouse basis, rack space generally ranges from three to four feet depending upon the type of facility and the nature of the customer goods stored therein. The number of our pallet positions is reviewed and updated quarterly, taking into account changes in racking configurations and room utilization.
Historically, providers of temperature-controlled warehouse space have offered storage services to customers on an as-utilized, on-demand basis. We have entered into fixed storage commitments with certain customers which give us, among other things, additional clarity around the expected occupancy of our warehouses. As of December 31, 2022, we had entered into contracts featuring fixed storage commitments or leases with 183 of our customers in our warehouse segment. Customers with fixed storage provisions commit to occupy a certain number of pallets at a designated storage rate for the applicable portion of their contractual term, whether the customer elects to physically store goods in a warehouse or not. As a result, certain pallets in our warehouses may generate storage revenue pursuant to fixed storage commitments despite not being physically occupied. We refer to economic occupancy as the aggregate number of physically occupied pallets and any additional pallets otherwise contractually committed for a given period. To the extent that a customer with a fixed storage provision elects not to utilize all of its committed pallets in a particular warehouse, we have the flexibility to deploy those pallets to facilitate shorter-term customers that desire space on an as-utilized, on demand basis.

Financial Supplement	Fourth Quarter 2022
Global Warehouse Portfolio

Country / Region	# of warehouses	Cubic feet (in millions)	% of total cubic feet	Pallet positions (in thousands)	Average economic occupancy (1)	Average physical occupancy (1)	Revenues (2) (in millions)	Segment contribution (NOI) (2)(3) (in millions)	Total customers (4)
Warehouse Segment Portfolio (5)
United States
East	50	345.6	24%	1,149	81%	72%	$592.6	$157.1	1,271
Southeast	49	295.6	21%	956	79%	73%	426.6	88.7	797
Central	41	268.2	19%	1,107	80%	74%	434.1	150.6	818
West	45	273.7	19%	1,186	73%	67%	379.0	126.3	699
Canada	6	33.7	2%	129	83%	83%	45.7	17.9	105
North America Total	191	1,216.8	85%	4,527	78%	72%	$1,878.0	$540.6	2,733
Netherlands	7	36.7	3%	121	78%	78%	70.0	10.4	442
United Kingdom	6	40.1	3%	258	85%	85%	50.8	13.9	168
Spain	4	15.2	1%	64	75%	75%	20.4	2.6	283
Portugal	4	11.5	1%	57	86%	86%	16.1	3.9	176
Ireland	3	9.5	1%	35	95%	95%	14.3	2.9	131
Austria	1	4.2	—%	44	84%	84%	23.9	6.6	161
Poland	2	3.5	—%	14	95%	95%	5.1	0.8	69
Europe Total	27	120.7	8%	593	83%	83%	$200.6	$41.1	1,333
Australia	10	57.9	4%	195	88%	76%	172.7	36.7	127
New Zealand	7	20.4	1%	87	92%	84%	36.4	13.0	69
Asia-Pacific Total	17	78.3	5%	282	89%	79%	$209.1	$49.7	192
Argentina	2	9.7	1%	23	77%	77%	11.4	3.0	56
Chile(6)	—	—	—%	10	105%	105%	3.9	1.8	—
South America Total	2	9.7	1%	33	85%	85%	$15.3	$4.8	56
Warehouse Segment Total / Average	237	1,425.5	100%	5,435	85%	82%	$2,303.0	$636.2	4,296
Third-Party Managed Portfolio
United States	3	14.9	74%	—	—	—	$273.6	$7.5	3
Canada	1	5.3	26%	—	—	—	3.4	1.0	1
North America Total / Average	4	20.2	100%	—	—	—	$277.0	$8.5	4
Asia-Pacific	1	—	—%	—	—	—	21.4	3.8	1
Third-Party Managed Total / Average	5	20.2	100%	—	—	—	$298.4	$12.3	5
Portfolio Total / Average	242	1,445.7	100%	5,435	80%	73%	$2,601.4	$648.5	4,296
(1)Refer to the preceding section Global Warehouse Economic and Physical Occupancy Trend for our definitions of economic occupancy and physical occupancy.
(2)Years ended December 31, 2022.
(3)We use the term “segment contribution (NOI)” to mean a segment’s revenues less its cost of operations (excluding any depreciation and amortization, impairment charges, corporate-level selling, general and administrative expenses and corporate-level acquisition, litigation and other, net). The applicable segment contribution (NOI) from our owned and leased warehouses and our third-party managed warehouses is included in our warehouse segment contribution (NOI) and third-party managed segment contribution (NOI), respectively.
(4)We serve some of our customers in multiple geographic regions and in multiple facilities within geographic regions. As a result, the total number of customers that we serve is less than the total number of customers reflected in the table above that we serve in each geographic region.
(5)As of December 31, 2022, we owned 154 of our North American warehouses and 39 of our international warehouses, and we leased 37 of our North American warehouses and seven of our international warehouses. As of December 31, 2022, fourteen of our owned facilities were located on land that we lease pursuant to long-term ground leases.
(6)On June 1, 2022, we contributed our Chilean operations to the LATAM JV, and have a 15% ownership stake in the JV. The information reflects the period of time we owned the facility during 2022, prior to contributing it to the LATAM JV.

Financial Supplement	Fourth Quarter 2022

Warehouse Segment Cubic Feet by Warehouse Type
(At December 31, 2022)

Facility Leased: 2%
Public Warehouse: 29%
Distribution: 45%
Production Advantaged: 24%

Warehouse Segment Revenue by Commodity Type
(Last Twelve Months Ended December 31, 2022)

Fresh Produce: 4%
Frozen Produce: 5%
Bakery: 4%
Beef: 6%
Distributors (3): 2%
Seafood: 2%
Beverage: 1%
Retail (1): 19%
Packaged Foods (2): 17%
Poultry: 14%
Other: 6%
Dairy: 8%
Potatoes: 7%
Pork: 5%

Warehouse Segment Revenue by Warehouse Type
(Last Twelve Months Ended December 31, 2022)

Facility Leased: 1%
Public Warehouse: 26%
Distribution: 50%
Production Advantaged: 23%

Warehouse Segment Contribution (NOI) by Warehouse Type (Last Twelve Months Ended December 31, 2022)

Facility Leased: 1%
Public Warehouse: 27%
Distribution: 42%
Production Advantaged: 30%

_______________________________________________
(1)Retail reflects a broad variety of product types from retail customers.
(2)Packaged foods reflects a broad variety of temperature-controlled meals and foodstuffs.
(3)Distributors reflects a broad variety of product types from distributor customers.
____________________
Note: December 31, 2022 LTM Revenue and NOI pro forma 2022 acquisitions.
December 31, 2022 warehouse segment cubic feet includes all 2022 acquisitions.
Totals may not foot due to rounding.

Financial Supplement	Fourth Quarter 2022

Fixed Commitment and Lease Maturity Schedules

The following table sets forth a summary schedule of the expirations for any defined contracts featuring fixed storage commitments and leases in effect as of December 31, 2022. The information set forth in the table assumes no exercise of extension options under these contracts and leases.

Contract Expiration Year	Number of Contracts	Annualized Committed Rent & Storage Revenue (in thousands)	% of Total Warehouse Rent & Storage Segment Revenue for the Years ended December 31, 2022	Total Warehouse Segment Revenue Generated by Contracts with Fixed Commitments & Leases for the Years ended December 31, 2022(1) (in thousands)	Annualized Committed Rent & Storage Revenue at Expiration(2) (in thousands)
Month-to-Month	74	$77,604	7.7%	$208,387	$77,135
2023	113	119,868	12.0%	284,024	120,805
2024	81	88,083	8.8%	220,964	89,903
2025	29	35,704	3.6%	57,049	37,678
2026	15	33,794	3.4%	67,691	36,056
2027	19	16,831	1.7%	82,112	20,148
2028 and thereafter	17	47,593	4.8%	149,175	52,024
Total	348	$419,477	41.9%	$1,069,402	$433,749
____________________
Note: December 31, 2022 LTM total revenue and rent and storage revenue pro forma 2022 acquisitions.
(1)Represents monthly fixed storage commitments and lease rental payments under the relevant expiring defined contract and lease as of December 31, 2022, plus the weighted average monthly warehouse services revenues attributable to these contracts and leases for the last twelve months ended December 31, 2022, multiplied by 12.
(2)Represents annualized monthly revenues from fixed storage commitments and lease rental payments under the defined contracts and relevant expiring leases as of December 31, 2022 based upon the monthly revenues attributable thereto in the last month prior to expiration, multiplied by 12.

The following table sets forth a summary schedule of the expirations of our facility leased warehouses and other leases pursuant to which we lease space to third parties in our warehouse portfolio, in each case, in place as of December 31, 2022. These leases had a weighted average remaining term of 51 months as of December 31, 2022.

Financial Supplement	Fourth Quarter 2022

Lease Expiration Year	No. of Leases Expiring	Annualized Rent(1) (in thousands)	% of Total Warehouse Rent & Storage Segment Revenue for the Years ended December 31, 2022	Leased Square Footage (in thousands)	% Leased Square Footage	Annualized Rent at Expiration(2) (in thousands)
Month-to-Month	9	$1,349	0.1%	182	5.6%	$881
2023	22	5,444	0.5%	274	8.4%	5,445
2024	18	6,879	0.7%	980	30.1%	7,626
2025	13	6,244	0.6%	472	14.5%	6,569
2026	6	3,990	0.4%	372	11.4%	4,343
2027	6	5,101	0.5%	342	10.5%	7,057
2028 and thereafter	7	6,947	0.7%	630	19.4%	7,780
Total	81	$35,954	3.6%	3,252	100%	$39,701
____________________
Note: December 31, 2022 LTM rent and storage revenue pro forma 2022 acquisitions.
(1)Represents monthly rental payments under the relevant leases as of December 31, 2022, multiplied by 12.
(2)Represents monthly rental payments under the relevant leases in the calendar year of expiration, multiplied by 12.

Financial Supplement	Fourth Quarter 2022

Maintenance Capital Expenditures, Repair and Maintenance Expenses and
External Growth, Expansion and Development Capital Expenditures
We utilize a strategic and preventative approach to maintenance capital expenditures and repair and maintenance expenses to maintain the high quality and operational efficiency of our warehouses and ensure that our warehouses meet the “mission-critical” role they serve in the cold chain.
Maintenance Capital Expenditures

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
	(In thousands, except per cubic foot amounts)
Real estate	$24,737	$17,279	$74,852	$62,677
Personal property	444	1,387	4,232	5,828
Information technology	1,520	2,142	6,427	7,460
Maintenance capital expenditures(1)	$26,701	$20,808	$85,511	$75,965

Maintenance capital expenditures per cubic foot	$0.018	$0.014	$0.059	$0.052
(1) Excludes $18.4 million and $15.8 million of deferred acquisition maintenance capital expenditures incurred for the years ended December 31, 2022 and 2021, respectively.

Repair and Maintenance Expenses

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
	(In thousands, except per cubic foot amounts)
Real estate	$11,632	$10,852	$41,086	$31,612
Personal property	19,303	12,274	61,822	53,006
Repair and maintenance expenses	$30,935	$23,126	$102,908	$84,618

Repair and maintenance expenses per cubic foot	$0.021	$0.016	$0.071	$0.058

External Growth, Expansion and Development Capital Expenditures

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
	(In thousands)
Acquisitions, net of cash acquired and adjustments	$601	$125,037	$15,829	$741,353
Asset acquisitions	—	53,641	14,581	53,641
Expansion and development initiatives(2)	46,251	81,427	190,718	324,499
Information technology	3,512	2,376	6,910	7,630
Growth and expansion capital expenditures	$50,364	$262,481	$228,038	$1,127,123

(2)We capitalized interest of $3.0 million and $3.2 million for the three months ended December 31, 2022 and 2021, respectively. During the years ended December 31, 2022 and 2021, we capitalized interest of $11.8 million and $11.6 million, respectively. During the three months ended December 31, 2022 and 2021, we capitalized amounts relating to insurance, property taxes, and compensation and travel expense of employees direct and incremental to development of properties of approximately $1.3 million and $1.0 million, respectively, and during the years ended December 31, 2022 and 2021, we capitalized $5.5 million and $3.5 million, respectively.

Financial Supplement	Fourth Quarter 2022

Global Warehouse Segment Financial Performance
The following table presents the operating results of our warehouse segment for the three months ended December 31, 2022 and 2021.

	Three Months Ended December 31,			Change
	2022 Actual	2022 Constant Currency(1)	2021 Actual	Actual	Constant Currency
	(Dollars in thousands)
Rent and storage	$267,031	$273,754	$233,367	14.4%	17.3%
Warehouse services	331,659	340,155	320,788	3.4%	6.0%
Total warehouse segment revenue	$598,690	$613,909	$554,155	8.0%	10.8%

Power	37,963	39,458	32,220	17.8%	22.5%
Other facilities costs (2)	58,906	60,191	53,029	11.1%	13.5%
Labor	255,180	261,629	250,308	1.9%	4.5%
Other services costs (3)	74,313	76,150	67,714	9.7%	12.5%
Total warehouse segment cost of operations	$426,362	$437,428	$403,271	5.7%	8.5%
Warehouse segment contribution (NOI)	$172,328	$176,481	$150,884	14.2%	17.0%

Warehouse rent and storage contribution (NOI) (4)	$170,162	$174,105	$148,118	14.9%	17.5%
Warehouse services contribution (NOI) (5)	$2,166	$2,376	$2,766	(21.7)%	(14.1)%

Total warehouse segment margin	28.8%	28.7%	27.2%	156 bps	152 bps
Rent and storage margin(6)	63.7%	63.6%	63.5%	25 bps	13 bps
Warehouse services margin(7)	0.7%	0.7%	0.9%	-21 bps	-16 bps
(1)The adjustments from our U.S. GAAP operating results to calculate our operating results on a constant currency basis are the effect of changes in foreign currency exchange rates relative to the comparable prior period.
(2)Includes real estate rent expense of $10.2 million and $11.1 million for the fourth quarter 2022 and 2021, respectively.
(3)Includes non-real estate rent expense (equipment lease and rentals) of $3.6 million and $3.0 million for the fourth quarter of 2022 and 2021, respectively.
(4)Calculated as rent and storage revenues less power and other facilities costs.
(5)Calculated as warehouse services revenues less labor and other services costs.
(6)Calculated as warehouse rent and storage contribution (NOI) divided by warehouse rent and storage revenues.
(7)Calculated as warehouse services contribution (NOI) divided by warehouse services revenues.

Financial Supplement	Fourth Quarter 2022

The following table presents the operating results of our warehouse segment for the Years ended ended December 31, 2022 and 2021.

	Year Ended December 31,			Change
	2022 Actual	2022 Constant Currency(1)	2021 Actual	Actual	Constant Currency
	(Dollars in thousands)
Rent and storage	$999,388	$1,019,787	$876,153	14.1%	16.4%
Warehouse services	1,303,583	1,332,867	1,209,234	7.8%	10.2%
Total warehouse segment revenues	2,302,971	2,352,654	2,085,387	10.4%	12.8%

Power	155,661	161,000	129,535	20.2%	24.3%
Other facilities costs (2)	231,944	236,436	208,172	11.4%	13.6%
Labor	1,006,862	1,028,375	934,782	7.7%	10.0%
Other services costs (3)	272,272	278,958	226,462	20.2%	23.2%
Total warehouse segment cost of operations	$1,666,739	$1,704,769	$1,498,951	11.2%	13.7%

Warehouse segment contribution (NOI)	$636,232	$647,885	$586,436	8.5%	10.5%
Warehouse rent and storage contribution (NOI) (4)	$611,783	$622,351	$538,446	13.6%	15.6%
Warehouse services contribution (NOI) (5)	$24,449	$25,534	$47,990	(49.1)%	(46.8)%

Total warehouse segment margin	27.6%	27.5%	28.1%	-49 bps	-58 bps
Rent and storage margin(6)	61.2%	61.0%	61.5%	-24 bps	-43 bps
Warehouse services margin(7)	1.9%	1.9%	4.0%	-209 bps	-205 bps
(1)The adjustments from our U.S. GAAP operating results to calculate our operating results on a constant currency basis are the effect of changes in foreign currency exchange rates relative to the comparable prior period.
(2)Includes real estate rent expense of $42.0 million and $41.8 million, on an actual basis, for the years ended December 31, 2022 and 2021, respectively.
(3)Includes non-real estate rent expense (equipment lease and rentals) of $12.9 million and $11.7 million, on an actual basis, for the years ended December 31, 2022 and 2021, respectively.
(4)Calculated as rent and storage revenues less power and other facilities costs.
(5)Calculated as warehouse services revenues less labor and other services costs.
(6)Calculated as warehouse rent and storage contribution (NOI) divided by warehouse rent and storage revenues.
(7)Calculated as warehouse services contribution (NOI) divided by warehouse services revenues.

Financial Supplement	Fourth Quarter 2022

Same-store Financial Performance - The following table presents revenues, cost of operations, NOI and margins for our same stores and non-same stores with a reconciliation to the total financial metrics of our warehouse segment for the three months ended December 31, 2022 and 2021.

	Three Months Ended December 31,			Change
	2022 Actual	2022 Constant Currency(1)	2021 Actual	Actual	Constant Currency
Number of same store warehouses	208		208	n/a	n/a
Same store revenues:	(Dollars in thousands)
Rent and storage	$230,785	$235,947	$201,750	14.4%	17.0%
Warehouse services	295,365	302,612	284,044	4.0%	6.5%
Total same store revenues	$526,150	$538,559	$485,794	8.3%	10.9%
Same store cost of operations:
Power	31,237	32,191	26,877	16.2%	19.8%
Other facilities costs	49,751	50,775	43,880	13.4%	15.7%
Labor	219,169	224,710	216,465	1.2%	3.8%
Other services costs	62,897	64,469	54,376	15.7%	18.6%
Total same store cost of operations	$363,054	$372,145	$341,598	6.3%	8.9%

Same store contribution (NOI)	$163,096	$166,414	$144,196	13.1%	15.4%
Same store rent and storage contribution (NOI)(2)	$149,797	$152,981	$130,993	14.4%	16.8%
Same store services contribution (NOI)(3)	$13,299	$13,433	$13,203	0.7%	1.7%

Total same store margin	31.0%	30.9%	29.7%	132 bps	122 bps
Same store rent and storage margin(4)	64.9%	64.8%	64.9%	-2 bps	-9 bps
Same store services margin(5)	4.5%	4.4%	4.6%	-15 bps	-21 bps

Number of non-same store warehouses(6)	29		33	n/a	n/a
Non-same store revenues:
Rent and storage	$36,246	$37,807	$31,617	n/r	n/r
Warehouse services	36,294	37,543	36,744	n/r	n/r
Total non-same store revenues	$72,540	$75,350	$68,361	n/r	n/r
Non-same store cost of operations:
Power	6,726	7,267	5,343	n/r	n/r
Other facilities costs	9,155	9,416	9,149	n/r	n/r
Labor	36,011	36,919	33,843	n/r	n/r
Other services costs	11,416	11,681	13,338	n/r	n/r
Total non-same store cost of operations	$63,308	$65,283	$61,673	n/r	n/r

Non-same store contribution (NOI)	$9,232	$10,067	$6,688	n/r	n/r
Non-same store rent and storage contribution (NOI)(2)	$20,365	$21,124	$17,125	n/r	n/r
Non-same store services contribution (NOI)(3)	$(11,133)	$(11,057)	$(10,437)	n/r	n/r

Total warehouse segment revenues	$598,690	$613,909	$554,155	8.0%	10.8%
Total warehouse cost of operations	$426,362	$437,428	$403,271	5.7%	8.5%
Total warehouse segment contribution (NOI)	$172,328	$176,481	$150,884	14.2%	17.0%

(1)	The adjustments from our U.S. GAAP operating results to calculate our operating results on a constant currency basis is the effect of changes in foreign currency exchange rates relative to the comparable prior period.
(2)	Calculated as rent and storage revenues less power and other facilities costs.
(3)	Calculated as warehouse services revenues less labor and other services costs.
(4)	Calculated as same store rent and storage contribution (NOI) divided by same store rent and storage revenues.
(5)	Calculated as same store warehouse services contribution (NOI) divided by same store warehouse services revenues.
(6)
Non-same store warehouse count of 29 includes one facility acquired through the De Bruyn Cold Storage acquisition on July 1, 2022, one recently leased warehouse in Australia, one recently constructed facility in Denver we purchased in November 2021, three facilities acquired through the Lago Cold Stores acquisition on November 15, 2021, one warehouse acquired through the Newark Facility Management acquisition on September 1, 2021, two facilities acquired through the ColdCo acquisition on August 2, 2021, one warehouse acquired through the Bowman stores acquisition on May 28, 2021, two warehouses acquired through the KMT Brrr! acquisition on May 5, 2021, four warehouses acquired through the Liberty Freezers acquisition on March 1, 2021, and 12 facilities under development or expansion, one of which was completed during the second quarter of 2022. During the third quarter of 2021, a leased facility from the Liberty Freezers acquisition was exited upon expiration of the lease. During the first quarter of 2022, a leased facility from the Lago Cold Stores acquisition was exited upon expiration of the lease, and we ceased operations within a facility that is being prepared for lease to a third-party. During the second quarter of 2022, we purchased a previously leased facility. During the third quarter of 2022, a leased facility from the Lago Cold Stores acquisition was exited upon expiration of the lease, and we purchased a previously leased facility in New Zealand. The results of the facilities exited are included in the results above, and the results of these acquisitions are reflected in the results above since date of ownership.

Financial Supplement	Fourth Quarter 2022

The following table presents revenues, cost of operations, NOI and margins for our same stores and non-same stores with a reconciliation to the total financial metrics of our warehouse segment for the years ended December 31, 2022 and 2021.

	Year Ended December 31,			Change
	2022 Actual	2022 Constant Currency(1)	2021 Actual	Actual	Constant Currency
Number of same store warehouses	208		208	n/a	n/a
Same store revenues:	(Dollars in thousands)
Rent and storage	$862,268	$877,817	$783,256	10.1%	12.1%
Warehouse services	1,151,824	1,177,011	1,109,896	3.8%	6.0%
Total same store revenues	2,014,092	2,054,828	1,893,152	6.4%	8.5%
Same store cost of operations:
Power	128,408	131,993	113,073	13.6%	16.7%
Other facilities costs	193,831	197,053	178,077	8.8%	10.7%
Labor	865,949	884,576	837,137	3.4%	5.7%
Other services costs	226,159	231,882	194,034	16.6%	19.5%
Total same store cost of operations	$1,414,347	$1,445,504	$1,322,321	7.0%	9.3%

Same store contribution (NOI)	$599,745	$609,324	$570,831	5.1%	6.7%
Same store rent and storage contribution (NOI)(2)	$540,029	$548,771	$492,106	9.7%	11.5%
Same store services contribution (NOI)(3)	$59,716	$60,553	$78,725	(24.1)%	(23.1)%

Total same store margin	29.8%	29.7%	30.2%	-37 bps	-50 bps
Same store rent and storage margin(4)	62.6%	62.5%	62.8%	-20 bps	-31 bps
Same store services margin(5)	5.2%	5.1%	7.1%	-191 bps	-195 bps

Number of non-same store warehouses(6)	29		33	n/a	n/a
Non-same store revenues:
Rent and storage	$137,119	$141,970	$92,897	n/r	n/r
Warehouse services	151,760	155,855	99,338	n/r	n/r
Total non-same store revenues	288,879	297,825	192,235	n/r	n/r
Non-same store cost of operations:
Power	27,253	29,006	16,462	n/r	n/r
Other facilities costs	38,113	39,384	30,095	n/r	n/r
Labor	140,913	143,800	97,645	n/r	n/r
Other services costs	46,113	47,076	32,428	n/r	n/r
Total non-same store cost of operations	$252,392	$259,266	$176,630	n/r	n/r

Non-same store contribution (NOI)	$36,487	$38,559	$15,605	n/r	n/r
Non-same store rent and storage contribution (NOI)(2)	$71,753	$73,580	$46,340	n/r	n/r
Non-same store services contribution (NOI)(3)	$(35,266)	$(35,021)	$(30,735)	n/r	n/r

Total warehouse segment revenues	$2,302,971	$2,352,654	$2,085,387	10.4%	12.8%
Total warehouse cost of operations	$1,666,739	$1,704,769	$1,498,951	11.2%	13.7%
Total warehouse segment contribution (NOI)	$636,232	$647,885	$586,436	8.5%	10.5%

(1)	The adjustments from our U.S. GAAP operating results to calculate our operating results on a constant currency basis is the effect of changes in foreign currency exchange rates relative to the comparable prior period.
(2)	Calculated as rent and storage revenues less power and other facilities costs.
(3)	Calculated as warehouse services revenues less labor and other services costs.
(4)	Calculated as same store rent and storage contribution (NOI) divided by same store rent and storage revenues.
(5)	Calculated as same store warehouse services contribution (NOI) divided by same store warehouse services revenues.
(6)
Non-same store warehouse count of 29 includes one facility acquired through the De Bruyn Cold Storage acquisition on July 1, 2022, one recently leased warehouse in Australia, one recently constructed facility in Denver we purchased in November 2021, three facilities acquired through the Lago Cold Stores acquisition on November 15, 2021, one warehouse acquired through the Newark Facility Management acquisition on September 1, 2021, two facilities acquired through the ColdCo acquisition on August 2, 2021, one warehouse acquired through the Bowman stores acquisition on May 28, 2021, two warehouses acquired through the KMT Brrr! acquisition on May 5, 2021, four warehouses acquired through the Liberty Freezers acquisition on March 1, 2021, and 12 facilities under development or expansion, one of which was completed during the second quarter of 2022. During the third quarter of 2021, a leased facility from the Liberty Freezers acquisition was exited upon expiration of the lease. During the first quarter of 2022, a leased facility from the Lago Cold Stores acquisition was exited upon expiration of the lease, and we ceased operations within a facility that is being prepared for lease to a third-party. During the second quarter of 2022, we purchased a previously leased facility. During the third quarter of 2022, a leased facility from the Lago Cold Stores acquisition was exited upon expiration of the lease, and we purchased a previously leased facility in New Zealand. The results of the facilities exited are included in the results above, and the results of these acquisitions are reflected in the results above since date of ownership.

Financial Supplement	Fourth Quarter 2022

Same-store Key Operating Metrics
The following table provides certain operating metrics to explain the drivers of our same store performance for the three months ended December 31, 2022 and 2021.

	Three Months Ended December 31,		Change
Units in thousands except per pallet and site data	2022	2021
Number of same store warehouses	208	208	n/a
Same store rent and storage:
Economic occupancy(1)
Average economic occupied pallets	4,082	3,802	7.4%
Economic occupancy percentage	85.0%	78.7%	634 bps
Same store rent and storage revenues per economic occupied pallet	$56.54	$53.07	6.5%
Constant currency same store rent and storage revenue per economic occupied pallet	$57.80	$53.07	8.9%

Physical occupancy(2)
Average physical occupied pallets	3,827	3,481	10.0%
Average physical pallet positions	4,802	4,833	(0.6)%
Physical occupancy percentage	79.7%	72.0%	768 bps
Same store rent and storage revenues per physical occupied pallet	$60.30	$57.96	4.0%
Constant currency same store rent and storage revenues per physical occupied pallet	$61.65	$57.96	6.4%

Same store warehouse services:
Throughput pallets	8,882	9,157	(3.0)%
Same store warehouse services revenues per throughput pallet	$33.26	$31.02	7.2%
Constant currency same store warehouse services revenues per throughput pallet	$34.07	$31.02	9.8%

Number of non-same store warehouses(3)	29	33	n/a
Non-same store rent and storage:
Economic occupancy(1)
Average economic occupied pallets	455	405	n/r
Economic occupancy percentage	74.1%	70.2%	n/r

Physical occupancy(2)
Average physical occupied pallets	402	381	n/r
Average physical pallet positions	614	576	n/r
Physical occupancy percentage	65.5%	66.0%	n/r

Non-same store warehouse services:
Throughput pallets	1,081	1,188	n/r
(1)We define average economic occupancy as the aggregate number of physically occupied pallets and any additional pallets otherwise contractually committed for a given period, without duplication. We estimate the number of contractually committed pallet positions by taking into account actual pallet commitments specified in each customer’s contract, and subtracting the physical pallet positions.
(2)We define average physical occupancy as the average number of occupied pallets divided by the estimated number of average physical pallet positions in our warehouses for the applicable period. We estimate the number of physical pallet positions by taking into account actual racked space and by estimating unracked space on an as-if racked basis. We base this estimate on a formula utilizing the total cubic feet of each room within the warehouse that is unracked divided by the volume of an assumed rack space that is consistent with the characteristics of the relevant warehouse. On a warehouse by warehouse basis, rack space generally ranges from three to four feet depending upon the type of facility and the nature of the customer goods stored therein. The number of our pallet positions is reviewed and updated quarterly, taking into account changes in racking configurations and room utilization.
(3)Non-same store warehouse count of 29 includes one facility acquired through the De Bruyn Cold Storage acquisition on July 1, 2022, one recently leased warehouse in Australia, one recently constructed facility in Denver we purchased in November 2021, three facilities acquired through the Lago Cold Stores acquisition on November 15, 2021, one warehouse acquired through the Newark Facility Management acquisition on September 1, 2021, two facilities acquired through the ColdCo acquisition on August 2, 2021, one warehouse acquired through the Bowman stores acquisition on May 28, 2021, two warehouses acquired through the KMT Brrr! acquisition on May 5, 2021, four warehouses acquired through the Liberty Freezers acquisition on March 1, 2021, and 12 facilities under development or expansion, one of which was completed during the second quarter of 2022. During the third quarter of 2021, a leased facility from the Liberty Freezers acquisition was exited upon expiration of the lease. During the first quarter of 2022, a leased facility from the Lago Cold Stores acquisition was exited upon expiration of the lease, and we ceased operations within a facility that is being prepared for lease to a third-party. During the second quarter of 2022, we purchased a previously leased facility. During the third quarter of 2022, a leased facility from the Lago Cold Stores acquisition was exited upon expiration of the lease, and we purchased a previously leased facility in New Zealand. The results of the facilities exited are included in the results above, and the results of these acquisitions are reflected in the results above since date of ownership.

Financial Supplement	Fourth Quarter 2022

The following table provides certain operating metrics to explain the drivers of our same store performance for the years ended December 31, 2022 and 2021.

	Year Ended December 31,
Units in thousands except per pallet and site number data	2022	2021	Change
Number of same store sites	208	208	n/a
Same store rent and storage:

Economic occupancy(1)
Average occupied economic pallets	3,879	3,714	4.4%
Economic occupancy percentage	80.5%	77.0%	345 bps
Same store rent and storage revenues per economic occupied pallet	$222.27	$210.88	5.4%
Constant currency same store rent and storage revenues per economic occupied pallet	$226.28	$210.88	7.3%

Physical occupancy(2)
Average physical occupied pallets	3,592	3,394	5.8%
Average physical pallet positions	4,821	4,823	0.0%
Physical occupancy percentage	74.5%	70.4%	413 bps
Same store rent and storage revenues per physical occupied pallet	$240.07	$230.81	4.0%
Constant currency same store rent and storage revenues per physical occupied pallet	$244.40	$230.81	5.9%

Same store warehouse services:
Throughput pallets (in thousands)	35,733	36,281	(1.5)%
Same store warehouse services revenues per throughput pallet	$32.23	$30.59	5.4%
Constant currency same store warehouse services revenues per throughput pallet	$32.94	$30.59	7.7%

Number of non-same store sites(3)	29	33	n/a
Non-same store rent and storage:

Economic occupancy(1)
Average economic occupied pallets	439	333	n/r
Economic occupancy percentage	71.9%	71.3%	n/r

Physical occupancy(2)
Average physical occupied pallets	399	308	n/r
Average physical pallet positions	610	467	n/r
Physical occupancy percentage	65.5%	65.8%	n/r

Non-same store warehouse services:
Throughput pallets (in thousands)	4,360	3,658	n/r
(1)We define average economic occupancy as the aggregate number of physically occupied pallets and any additional pallets otherwise contractually committed for a given period, without duplication. We estimate the number of contractually committed pallet positions by taking into account actual pallet commitments specified in each customer’s contract, and subtracting the physical pallet positions.
(2)We define average physical occupancy as the average number of occupied pallets divided by the estimated number of average physical pallet positions in our warehouses for the applicable period. We estimate the number of physical pallet positions by taking into account actual racked space and by estimating unracked space on an as-if racked basis. We base this estimate on a formula utilizing the total cubic feet of each room within the warehouse that is unracked divided by the volume of an assumed rack space that is consistent with the characteristics of the relevant warehouse. On a warehouse by warehouse basis, rack space generally ranges from three to four feet depending upon the type of facility and the nature of the customer goods stored therein. The number of our pallet positions is reviewed and updated quarterly, taking into account changes in racking configurations and room utilization.
(3)Non-same store warehouse count of 29 includes one facility acquired through the De Bruyn Cold Storage acquisition on July 1, 2022, one recently leased warehouse in Australia, one recently constructed facility in Denver we purchased in November 2021, three facilities acquired through the Lago Cold Stores acquisition on November 15, 2021, one warehouse acquired through the Newark Facility Management acquisition on September 1, 2021, two facilities acquired through the ColdCo acquisition on August 2, 2021, one warehouse acquired through the Bowman stores acquisition on May 28, 2021, two warehouses acquired through the KMT Brrr! acquisition on May 5, 2021, four warehouses acquired through the Liberty Freezers acquisition on March 1, 2021, and 12 facilities under development or expansion, one of which was completed during the second quarter of 2022. During the third quarter of 2021, a leased facility from the Liberty Freezers acquisition was exited upon expiration of the lease. During the first quarter of 2022, a leased facility from the Lago Cold Stores acquisition was exited upon expiration of the lease, and we ceased operations within a facility that is being prepared for lease to a third-party. During the second quarter of 2022, we purchased a previously leased facility. During the third quarter of 2022, a leased facility from the Lago Cold Stores acquisition was exited upon expiration of the lease, and we purchased a previously leased facility in New Zealand. The results of the facilities exited are included in the results above, and the results of these acquisitions are reflected in the results above since date of ownership.

Financial Supplement	Fourth Quarter 2022

2022 Same-store Historical Performance Trend - The following table reflects the actual results of our current same store pool, in USD, for the respective periods.

	Q4 22	Q3 22	Q2 22	Q1 22	Q4 21	Q3 21	Q2 21	Q1 21
Number of same store warehouses	208	208	208	208	208	208	208	208
Same store revenues:
Rent and storage	$230,785	$222,859	$208,743	$199,881	$201,750	$199,140	$192,225	$190,142
Warehouse services	295,365	298,242	283,153	275,064	284,044	287,896	273,020	264,936
Total same store revenues	$526,150	$521,101	$491,896	$474,945	$485,794	$487,036	$465,245	$455,078

Same store cost of operations:
Power	31,237	39,946	29,780	27,445	26,877	33,732	28,594	23,869
Other facilities costs	49,751	49,154	48,048	46,878	43,880	45,019	44,631	44,546
Labor	219,169	220,333	214,835	211,612	216,465	218,607	204,465	197,600
Other services costs	62,897	56,786	55,332	51,144	54,376	51,205	45,304	43,148
Total same store cost of operations	$363,054	$366,219	$347,995	$337,079	$341,598	$348,563	$322,994	$309,163

Same store contribution (NOI)	$163,096	$154,882	$143,901	$137,866	$144,196	$138,473	$142,251	$145,915
Same store rent and storage contribution (NOI)(1)	$149,797	$133,759	$130,915	$125,558	$130,993	$120,389	$119,000	$121,727
Same store services contribution (NOI)(2)	$13,299	$21,123	$12,986	$12,308	$13,203	$18,084	$23,251	$24,188

Total same store margin	31.0%	29.7%	29.3%	29.0%	29.7%	28.4%	30.6%	32.1%
Same store rent and storage margin(3)	64.9%	60.0%	62.7%	62.8%	64.9%	60.5%	61.9%	64.0%
Same store services margin(4)	4.5%	7.1%	4.6%	4.5%	4.6%	6.3%	8.5%	9.1%

Same store rent and storage:
Economic occupancy
Average economic occupied pallets	4,082	3,901	3,780	3,755	3,802	3,688	3,640	3,727
Economic occupancy percentage	85.0%	80.9%	78.3%	77.7%	78.7%	76.5%	75.5%	77.5%
Same store rent and storage revenues per economic occupied pallet	$56.54	$57.13	$55.22	$53.24	$53.06	$54.00	$52.81	$51.02

Physical occupancy
Average physical occupied pallets	3,827	3,634	3,491	3,415	3,481	3,365	3,327	3,402
Average physical pallet positions	4,802	4,823	4,826	4,835	4,833	4,823	4,824	4,811
Physical occupancy percentage	79.7%	75.4%	72.3%	70.6%	72.0%	69.8%	69.0%	70.7%
Same store rent and storage revenues per physical occupied pallet	$60.30	$61.32	$59.80	$58.54	$57.96	$59.19	$57.78	$55.89

Same store warehouse services:
Throughput pallets	8,882	9,113	8,970	8,768	9,157	9,204	9,098	8,821
Same store warehouse services revenues per throughput pallet	$33.25	$32.73	$31.57	$31.37	$31.02	$31.28	$30.01	$30.03

Total non-same store results:
Non-same store warehouse revenue	72,540	77,876	72,483	65,980	68,361	55,011	38,489	30,374
Non-same store warehouse cost of operations	63,308	66,096	65,399	57,589	61,673	48,492	36,361	30,104
Non-same store warehouse NOI	9,232	11,780	7,084	8,391	6,688	6,519	2,128	270

Actual FX rates for the period	Q4 22	Q3 22	Q2 22	Q1 22	Q4 21	Q3 21	Q2 21	Q1 21
1 ARS =	0.006	0.007	0.008	0.009	0.010	0.01	0.011	0.011
1 AUS =	0.658	0.683	0.715	0.724	0.729	0.735	0.769	0.773
1 BRL =	0.190	0.191	0.204	0.192	0.179	0.191	0.191	0.183
1 CAD =	0.737	0.766	0.784	0.789	0.794	0.794	0.811	0.79
1 CLP =	0.001	0.001	0.001	0.001	0.001	0.001	0.001	0.001
1 EUR =	1.022	1.007	1.065	1.122	1.144	1.179	1.208	1.205
1 GBP =	1.175	1.177	1.257	1.342	1.348	1.378	1.394	1.379
1 NZD =	0.604	0.613	0.651	0.676	0.695	0.701	0.716	0.719
1 PLN =	0.216	0.213	0.229	0.243	0.248	0.258	0.267	0.265
(1)Calculated as rent and storage revenues less power and other facilities costs.
(2)Calculated as warehouse services revenues less labor and other services costs.
(3)Calculated as warehouse rent and storage contribution (NOI) divided by warehouse rent and storage revenues.
(4)Calculated as warehouse services contribution (NOI) divided by warehouse services revenues.

Financial Supplement	Fourth Quarter 2022

2023 Same-store Historical Performance Trend - The following table reflects the actual results of our 2023 same store pool, in USD, for the respective periods.

	Three Months Ended				Year Ended
	Q4 22	Q3 22	Q2 22	Q1 22	2022
Number of same store warehouses	221	221	221	221	221

Same store revenues:
Rent and storage	$255,426	$247,895	$231,040	$219,329	$953,690
Warehouse services	321,107	324,649	309,639	299,118	1,254,513
Total same store revenues	$576,533	$572,544	$540,679	$518,447	$2,208,203

Same store cost of operations:
Power	35,279	44,597	32,934	30,244	143,054
Other facilities costs	54,403	53,778	52,133	51,673	211,987
Labor	241,816	243,319	238,310	232,970	956,415
Other services costs	70,399	63,475	63,744	57,300	254,918
Total same store cost of operations	$401,897	$405,169	$387,121	$372,187	$1,566,374

Same store contribution (NOI)	$174,636	$167,375	$153,558	$146,260	$641,829
Same store rent and storage contribution (NOI)(1)	$165,744	$149,520	$145,973	$137,412	$598,649
Same store services contribution (NOI)(2)	$8,892	$17,855	$7,585	$8,848	$43,180

Total same store margin	30.3%	29.2%	28.4%	28.2%	29.1%
Same store rent and storage margin(3)	64.9%	60.3%	63.2%	62.7%	62.8%
Same store services margin(4)	2.8%	5.5%	2.4%	3.0%	3.4%

Same store rent and storage:
Economic occupancy
Average economic occupied pallets	4,350	4,176	4,044	4,012	4,146
Economic occupancy percentage	84.2%	80.5%	77.8%	77.1%	79.9%
Same store rent and storage revenues per economic occupied pallet	$58.72	$54.62	$57.13	$54.66	$230.05

Physical occupancy
Average physical occupied pallets	4,065	3,883	3,734	3,649	3,833
Average physical pallet positions	5,164	5,190	5,196	5,205	5,189
Physical occupancy percentage	78.7%	74.8%	71.9%	70.1%	73.9%
Same store rent and storage revenues per physical occupied pallet	$62.84	$63.85	$61.88	$60.11	$248.84

Same store warehouse services:
Throughput pallets	9,505	9,777	9,620	9,382	38,284
Same store warehouse services revenues per throughput pallet	$33.78	$33.21	$32.19	$31.88	$32.77

Total non-same store results:
Non-same store warehouse revenue	$22,157	$26,433	$23,701	$22,477	$94,768
Non-same store warehouse cost of operations	$24,465	$27,145	$26,272	$22,483	$100,365
Non-same store warehouse NOI	$(2,308)	$(712)	$(2,571)	$(6)	$(5,597)
(1)Calculated as rent and storage revenues less power and other facilities costs.
(2)Calculated as warehouse services revenues less labor and other services costs.
(3)Calculated as warehouse rent and storage contribution (NOI) divided by warehouse rent and storage revenues.
(4)Calculated as warehouse services contribution (NOI) divided by warehouse services revenues.

Financial Supplement	Fourth Quarter 2022
External Growth and Capital Deployment

Recently Completed Expansion and Development Projects
Facility	Opportunity Type	Facility Type (A = Automated) (C = Conventional)	Tenant Opportunity	Cubic Feet (in millions)	Pallet Positions (in thousands)	Estimated Total Cost (in millions)(1)	Expected Stabilized NOI ROIC	Completion Date	Expected Full Stabilized Quarter
Rochelle, IL	Expansion	Distribution (A)	Multi-tenant	15.7	54	$109	7-9%	Q2 2019	Q1 2023
Columbus, OH	Expansion	Public (C)	Multi-tenant	1.5	5	$7	14-15%	Q1 2020	Q2 2021
Savannah, GA(2)	Development	Distribution (C)	Multi-tenant	14.8	37	$70	7-9%	Q2 2020	Q3 2021
Atlanta, GA	Expansion /Redevelopment	Distribution (A)	Multi-tenant	18.3	60	$136	10-12%	Q2 2021	Q2 2023
Auckland, New Zealand	Expansion	Distribution (C)	Multi-tenant	4.6	27	NZ$64	12-14%	Q2 2021	Q3 2022
Lurgan, Northern Ireland	Expansion	Distribution (C)	Multi-tenant	0.7	4	£7	10-12%	Q2 2021	Q3 2022
Calgary, Canada	Expansion	Distribution (C)	Multi-tenant	2.0	7	C$13	10-12%	Q3 2021	Q1 2023
Dunkirk, NY	Development	Production Advantaged (C)	Build-to-suit	7.0	25	$38	10-12%	Q2 2022	Q3 2023
Dublin, Ireland	Development	Distribution (C)	Multi-tenant	6.3	20	€34	10-12%	Q3 2022	Q1 2024
Barcelona	Expansion	Distribution (C)	Multi-tenant	3.3	12	€13	10-12%	Q4 2022	Q3 2024
(1)Cost to date through December 31, 2022, projects are substantially complete. Additional spending may be incurred for residual cost and retainage.
(2)Cost includes $15.9 million of development land as part of the PortFresh Holdings, LLC acquisition completed during January 2019.

Expansion and Development Projects In Process and Announced
		Facility Type (A = Automated) (C = Conventional)		Under Construction		Investment in Expansion / Development (in millions)			Expected Stabilized NOI ROIC	Target Complete Date	Expected Full Stabilized Quarter
Facility	Opportunity Type		Tenant Opportunity	Cubic Feet (millions) (1)	Pallet Positions (thousands) (1)	Cost (2)	Estimate to Complete	Total Estimated Cost
Lancaster, PA	Development	Distribution (A)	Build-to-suit	11.4	28	$143	$15-$21	$158-$164	10-12%	Q1 2023	Q2 2024
Russellville, AR	Expansion	Production Advantaged (A)	Build-to-suit	13.0	42	$73	$15-$22	$88-$95	10-12%	Q2 2023	Q3 2024
Atlanta 2, GA	Expansion	Distribution (A)	Multi-tenant	6.3	24	$33	$5 - $7	$38 - $40	10-12%	Q2 2023	Q1 2025
Plainville, CT	Development	Distribution (A)	Build-to-suit	12.1	31	$154	$16-$20	$170-$174	10-12%	Q3 2023	Q1 2025
Spearwood, Australia	Expansion	Distribution (A)	Multi-tenant	3.3	20	A$44	A$16-A$20	A$60-A$64	10-12%	Q3 2023	Q1 2025
(1)Cubic feet and pallet positions are estimates while the facilities are under construction.
(2)Cost as of December 31, 2022.

Financial Supplement	Fourth Quarter 2022

Recent Acquisitions
Facility	Metropolitan Area	No. of Facilities	Cubic Feet (in millions)	Pallet Positions (in thousands)	Acquisition Price (in millions)	Net Entry NOI Yield (1)	Expected Three Year Stabilized NOI ROIC	Date Purchased	Expected Full Stabilized Quarter
Liberty Freezers	Canada	4	10.4	42	C$57.8	7.0%	8-9%	3/1/2021	Q2 2024
KMT Brrr!(2)	New Jersey	2	12.6	39	$71.1	9.0%	10.0-10.5%	5/5/2021	Q3 2024
Bowman Stores	England	1	9.5	23	£74.1	6.8%	7.5-8.5%	5/28/2021	Q3 2024
ColdCo Logistics(3)	St. Louis	2	2.8	12	$20.5	10.7%	12-13%	8/2/2021	Q4 2024
Newark Facility Management(4)	New Jersey	1	11.5	17	$376.5	6.1%	6.5-7.5%	9/1/2021	Q4 2024
Brighton(5)	Denver, CO	1	12.1	33	$59.3	5.5%	7.5-8.5%	11/12/2021	Q1 2025
Lago Cold Stores	Australia	3	6.8	30	A$106.4	6.2%	7-8%	11/15/2021	Q1 2025
De Bruyn Cold Storage	Australia	1	2.0	21	A$24.9	8.2%	9-10%	7/1/2022	Q4 2025
(1)Inclusive of expenses required to integrate and reach stabilization.
(2)Net Entry NOI Yield metric is exclusive of SG&A expense.
(3)The net entry NOI yield of 10.7% excludes approximately $0.9 million of SG&A, resulting in a net entry EBITDA yield of 6.3%.
(4)The total acquisition price is $390.5 million. Excluding $2.6 million in annual tax credits valued at $14.0 million, the adjusted acquisition price is $376.5 million. The net entry NOI yield of 6.1% excludes approximately $1.7 million of SG&A, resulting in a net entry EBITDA yield of 5.6%. NOI and EBITDA exclude the $2.6 million in annual tax credits.
(5)Facility was approximately 50% occupied at time of acquisition, resulting in a lower net entry NOI yield.

Financial Supplement	Fourth Quarter 2022
Unconsolidated Joint Ventures (Investment in Partially Owned Entities)

As of December 31, 2022, the Company owned a 14.99% equity share in the Brazil-based SuperFrio. The debt of our unconsolidated joint venture is non-recourse to us, except for customary exceptions pertaining to such matters as intentional misuse of funds, environmental conditions and material misrepresentations.

SuperFrio
	As of
Summary Balance Sheet - at the JV’s 100% share in BRLs	Q4 22		Q3 22		Q2 22		Q1 22		Q4 21
			($’s in thousands)
Net book value of property, buildings and equipment	R$	1,099,418	R$	1,063,778	R$	1,038,105	R$	1,011,629	R$	1,006,278
Other assets	512,948		501,967		456,142		411,849		404,641
Total assets	1,612,366		1,565,745		1,494,247		1,423,478		1,410,919

Debt	679,304		625,015		602,520		584,718		533,397
Other liabilities	461,286		461,636		428,600		419,416		432,137
Equity	471,776		479,095		463,127		419,344		445,385
Total liabilities and equity	R$	1,612,366	R$	1,565,746	R$	1,494,247	R$	1,423,478	R$	1,410,919

Americold’s ownership percentage	15%		15%		15%		15%		15%

BRL/USD quarter-end rate	0.1892		0.1848		0.1900		0.2108		0.1795
Americold’s pro rata share of debt at BRL/USD rate		$19,279		$17,325		$17,172		$18,489		$14,362

	Three Months Ended
Summary Statement of Operations - at the JV’s 100% share in BRLs	Q4 22		Q3 22		Q2 22		Q1 22		Q4 21
	($’s in thousands)
Revenues	R$	163,109	R$	152,517	R$	139,826	R$	117,183	R$	123,199
Cost of operations	103,302		101,461		93,060		78,574		74,518
Selling, general and administrative expense	13,732		9,704		11,887		12,883		13,982
M&A expense	3,940		4,310		3,652		4,893		2,488
Depreciation & amortization	20,672		18,221		20,014		19,617		20,669
Total operating expenses	141,646		133,696		128,613		115,967		111,657
Operating income	21,463		18,821		11,213		1,216		11,542

Interest expense	28,588		21,374		33,163		24,518		15,865
Other income	(631)		(659)		(1,241)		(905)		(725)
Current income tax (benefit) expense	1,519		2,868		3,800		2,067		3,110
Deferred income tax (benefit) expense	(216)		(4,546)		(11,576)		(10,420)		8,380
Non-operating expenses	29,260		19,037		24,146		15,260		26,630
Net (loss) income	R$	(7,797)	R$	(216)	R$	(12,933)	R$	(14,044)	R$	(15,088)

Americold’s ownership percentage	15%		15%		15%		15%		15%

BRL/USD average rate	0.1901		0.1907		0.2040		0.1916		0.1791
Americold’s pro rata share of NOI		$1,705		$1,460		$1,431		$1,110		$1,308
Americold’s pro rata share of Net (loss) income		$(222)		$(6)		$(396)		$(404)		$(405)
Americold’s pro rata share of Core FFO		$163		$368		$41		$105		$(61)
Americold’s pro rata share of AFFO		$378		$500		$(46)		$(40)		$400

Financial Supplement	Fourth Quarter 2022
As of December 31, 2022, the Company owned a 22.12% equity share in the Brazil-based Comfrio. The debt of our unconsolidated joint venture is non-recourse to us, except for customary exceptions pertaining to such matters as intentional misuse of funds, environmental conditions and material misrepresentations.

Comfrio
	As of
Summary Balance Sheet - at the JV’s 100% share in BRLs	Q4 22		Q3 22		Q2 22		Q1 22		Q4 21
	($’s in thousands)
Net book value of property, buildings and equipment	R$	314,387	R$	326,647	R$	264,379	R$	291,462	R$	293,463
Other assets	358,299		307,768		267,943		288,221		263,395
Total assets	672,686		634,415		532,322		579,683		556,858

Debt	381,706		316,730		326,207		314,227		287,422
Other liabilities	452,651		433,575		361,367		349,460		316,844
Equity	(161,671)		(115,890)		(155,252)		(84,004)		(47,408)
Total liabilities and equity	R$	672,686	R$	634,415	R$	532,322	R$	579,683	R$	556,858

Americold’s ownership percentage	22%		22%		22%		22%		22%

BRL/USD quarter-end rate	0.1892		0.1848		0.1900		0.2108		0.1795
Americold’s pro rata share of debt at BRL/USD rate		$15,888		$12,877		$13,635		$14,573		$11,350

	Three Months Ended
Summary Statement of Operations - at the JV’s 100% share in BRLs	Q4 22		Q3 22		Q2 22		Q1 22		Q4 21
	($’s in thousands)
Revenues	R$	123,698	R$	113,862	R$	99,938	R$	85,017	R$	95,910
Cost of operations	80,327		72,822		65,612		61,387		65,158
Selling, general and administrative expense	10,747		12,932		4,829		7,404		3,077
Depreciation & amortization	26,759		19,390		27,679		21,084		17,976
Operating expenses	117,833		105,144		98,120		89,875		86,211
Operating income	5,865		8,718		1,818		(4,858)		9,699

Interest expense	53,223		36,589		43,704		38,976		32,911
Other (income) loss	(1,808)		5,735		(4,566)		(7,359)		(6,435)
Current tax expense (benefit)	—		—		—		—		(1,785)
Deferred income tax expense (benefit)	90		(2,976)		45,544		907		(3,298)
Non-operating expenses	51,505		39,348		84,682		32,524		21,393
Net (loss) income	R$	(45,640)	R$	(30,630)	R$	(82,864)	R$	(37,382)	R$	(11,694)

Americold’s ownership percentage	22%		22%		22%		22%		22%

BRL/USD average rate	0.1901		0.1907		0.2040		0.1916		0.1791
Americold’s pro rata share of NOI		$1,814		$1,722		$1,541		$996		$1,212
Americold’s pro rata share of Net (loss) income		$(1,909)		$(1,285)		$(3,719)		$(1,576)		$(461)
Americold’s pro rata share of Core FFO		$(971)		$(898)		$(818)		$(867)		$116
Americold’s pro rata share of AFFO		$(423)		$(927)		$(361)		$(829)		$(753)

Financial Supplement	Fourth Quarter 2022

2023 Guidance

The ranges for these metrics do not include the impact of acquisitions, dispositions, or capital markets activity beyond that which has been previously announced.

As of
February 16, 2023
Warehouse segment same store revenue growth (constant currency)	3.0% - 6.0%
Warehouse segment same store NOI growth (constant currency)	100 - 300 bps higher than associated revenue
Warehouse segment non-same store NOI	$0M - $15M
Transportation and Managed segment NOI	$50M - $57M
Total selling, general and administrative expense (inclusive of share-based compensation expense of $24M - $25M )	$216M - $234M
Interest expense	$134M - $140M
Current income tax expense	$5M - $9M
Deferred income tax benefit	$10M - $14M
Non real estate depreciation and amortization expense	$120M - $130M
Total maintenance capital expenditures	$80M - $90M
Development starts (1)	$100M - $200M
AFFO per share	$1.14 - $1.24
Assumed FX rates	1 ARS = 0.0061 USD 1 AUS = 0.6616 USD 1 BRL = 0.1900 USD 1 CAD = 0.7331 USD 1 CLP = 0.0011 USD 1 EUR = 1.0565 USD 1 GBP = 1.2320 USD 1 NZD = 0.6120 USD 1 PLN = 0.2274 USD
(1)Represents the aggregate invested capital for initiated development opportunities.

Financial Supplement	Fourth Quarter 2022

Notes and Definitions
We calculate funds from operations, or FFO, in accordance with the standards established by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT. NAREIT defines FFO as net income or loss determined in accordance with U.S. GAAP, excluding extraordinary items as defined under U.S. GAAP and gains or losses from sales of previously depreciated operating real estate assets, plus specified non-cash items, such as real estate asset depreciation and amortization, real estate asset impairment and our share of reconciling items for partially owned entities. We believe that FFO is helpful to investors as a supplemental performance measure because it excludes the effect of depreciation, amortization and gains or losses from sales of real estate, all of which are based on historical costs, which implicitly assumes that the value of real estate diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, FFO can facilitate comparisons of operating performance between periods and among other equity REITs.
We calculate core funds from operations, or Core FFO, as FFO adjusted for the effects of gain or loss on the sale of non-real estate assets, acquisition, litigation and other, net, goodwill impairment, share-based compensation expense for the IPO retention grants, loss on debt extinguishment, modifications and termination of derivative instruments, and foreign currency exchange loss. We also adjust for the impact of Core FFO attributable to gain on extinguishment of New Market Tax Structure, loss on deconsolidation of subsidiary contributed to the LATAM joint venture and our share of reconciling items related to partially owned entities. We believe that Core FFO is helpful to investors as a supplemental performance measure because it excludes the effects of certain items which can create significant earnings volatility, but which do not directly relate to our core business operations. We believe Core FFO can facilitate comparisons of operating performance between periods, while also providing a more meaningful predictor of future earnings potential.

However, because FFO and Core FFO add back real estate depreciation and amortization and do not capture the level of maintenance capital expenditures necessary to maintain the operating performance of our properties, both of which have material economic impacts on our results from operations, we believe the utility of FFO and Core FFO as a measure of our performance may be limited.
We calculate adjusted funds from operations, or Adjusted FFO, as Core FFO adjusted for the effects of amortization of deferred financing costs and pension withdrawal liability, non-real estate asset impairment, amortization of above or below market leases, straight-line net rent, provision or benefit from deferred income taxes, share-based compensation expense from grants under our equity incentive plans, excluding IPO grants, non-real estate depreciation and amortization, non-real estate depreciation and amortization from foreign joint ventures and maintenance capital expenditures. We also adjust for AFFO attributable to our share of reconciling items of partially owned entities. We believe that Adjusted FFO is helpful to investors as a meaningful supplemental comparative performance measure of our ability to make incremental capital investments in our business and to assess our ability to fund distribution requirements from our operating activities.
FFO, Core FFO and Adjusted FFO are used by management, investors and industry analysts as supplemental measures of operating performance of equity REITs. FFO, Core FFO and Adjusted FFO should be evaluated along with U.S. GAAP net income and net income per diluted share (the most directly comparable U.S. GAAP measures) in evaluating our operating performance. FFO, Core FFO and Adjusted FFO do not represent net income or cash flows from operating activities in accordance with U.S. GAAP and are not indicative of our results of operations or cash flows from operating activities as disclosed in our consolidated statements of operations included in our quarterly and annual reports. FFO, Core FFO and Adjusted FFO should be considered as supplements, but not alternatives, to our net income or cash flows from operating activities as indicators of our operating performance. Moreover, other REITs may not calculate FFO in accordance with the NAREIT definition or may interpret the NAREIT definition differently than we do. Accordingly, our FFO may not be comparable to FFO as calculated by other REITs. In addition, there is no industry definition of Core FFO or Adjusted FFO and, as a result, other REITs may also calculate Core FFO or Adjusted FFO, or other similarly-captioned metrics, in a manner different than we do. The table above reconciles FFO, Core FFO and Adjusted FFO to net (loss) income, which is the most directly comparable financial measure calculated in accordance with U.S. GAAP.
We calculate EBITDA for Real Estate, or EBITDAre, in accordance with the standards established by the Board of Governors of NAREIT, defined as, earnings before interest expense, taxes, depreciation and amortization, net gain on sale of real estate, net of withholding taxes, and adjustment to reflect share of EBITDAre of partially owned entities. EBITDAre is a measure commonly used in our industry, and we present EBITDAre to enhance investor understanding of our operating performance. We believe that EBITDAre provides investors and analysts with a measure of operating results unaffected by differences in capital structures, capital investment cycles and useful life of related assets among otherwise comparable companies.
We also calculate our Core EBITDA as EBITDAre further adjusted for acquisition, litigation and other, net, loss on partially owned entities, impairment of indefinite and long-lived assets, foreign currency exchange gain or loss, share-based compensation expense, loss on debt extinguishment, modifications and termination of derivative instruments, gain on extinguishment of New Market Tax Credit structure, loss on deconsolidation of subsidiary contributed to joint venture, net loss on other asset disposals, and reduction in EBITDAre from partially owned entities. We believe that the presentation of Core EBITDA provides a measurement of our operations that is meaningful to investors because it excludes the effects of certain items that are otherwise included in EBITDAre but which we do not believe are indicative of our core business operations. EBITDAre and Core EBITDA are not measurements of financial performance under U.S. GAAP, and our EBITDAre and Core EBITDA may not be comparable to similarly titled measures of other companies. You should not consider our EBITDAre and Core EBITDA as alternatives to net income or cash flows from operating activities determined in accordance with U.S. GAAP. Our calculations of EBITDAre and Core EBITDA have limitations as analytical tools, including:
•these measures do not reflect our historical or future cash requirements for maintenance capital expenditures or growth and expansion capital expenditures;
•these measures do not reflect changes in, or cash requirements for, our working capital needs;
•these measures do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on our indebtedness;
•these measures do not reflect our tax expense or the cash requirements to pay our taxes; and
•although depreciation and amortization are non-cash charges, the assets being depreciated will often have to be replaced in the future and these measures do not reflect any cash requirements for such replacements.

Financial Supplement	Fourth Quarter 2022

We use Core EBITDA and EBITDAre as measures of our operating performance and not as measures of liquidity. The table on page 20 reconciles EBITDA, EBITDAre and Core EBITDA to net income, which is the most directly comparable financial measure calculated in accordance with U.S. GAAP.

Net debt to proforma Core EBITDA is calculated using total debt, plus capital lease obligations, less cash and cash equivalents, divided by pro-forma Core EBITDA. We calculate pro-forma Core EBITDA as Core EBITDA further adjusted for acquisitions, dispositions and for rent expense associated with lease buy-outs and lease exits. The pro-forma adjustment for acquisitions reflects the Core EBITDA for the period of time prior to acquisition. The pro-forma adjustment for leased facilities exited or purchased reflects the add-back for the related lease expense from the last year. The pro-forma adjustment for dispositions reduces Core EBITDA for the earnings of facilities disposed of or exited during the year, including the strategic exit of certain third-party managed business.

We define our “same store” population once a year at the beginning of the current calendar year. Our same store population includes properties that were owned or leased for the entirety of two comparable periods and that have reported at least twelve months of consecutive normalized operations prior to January 1 of the prior calendar year. We define “normalized operations” as properties that have been open for operation or lease after development or significant modification, including the expansion of a warehouse footprint or a warehouse rehabilitation subsequent to an event, such as a natural disaster or similar event causing disruption to operations. In addition, our definition of “normalized operations” takes into account changes in the ownership structure (e.g., purchase of acquired properties will be included in the “same store” population if owned by us as of the first business day of each year, of the prior calendar year and still owned by us as of the end of the current reporting period, unless the property is under development). The “same store” pool is also adjusted to remove properties that were sold or entering development subsequent to the beginning of the current calendar year. As such, the “same store” population for the period ended December 31, 2022 includes all properties that we owned at January 2, which had both been owned and had reached “normalized operations” by January 2, 2022.

We calculate “same store revenue” as revenues for the same store population. We calculate “same store contribution (NOI)” as revenues for the same store population less its cost of operations (excluding any depreciation and amortization, impairment charges, corporate-level selling, general and administrative expenses, corporate-level acquisition, litigation and other, net and gain or loss on sale of real estate). In order to derive an appropriate measure of period-to-period operating performance, we also calculate our same store contribution (NOI) on a constant currency basis to remove the effects of foreign currency exchange rate movements by using the comparable prior period exchange rate to translate from local currency into U.S. dollars for both periods. We evaluate the performance of the warehouses we own or lease using a “same store” analysis, and we believe that same store contribution (NOI) is helpful to investors as a supplemental performance measure because it includes the operating performance from the population of properties that is consistent from period to period and also on a constant currency basis, thereby eliminating the effects of changes in the composition of our warehouse portfolio and currency fluctuations on performance measures. Same store contribution (NOI) is not a measurement of financial performance under U.S. GAAP. In addition, other companies providing temperature-controlled warehouse storage and handling and other warehouse services may not define same store or calculate same store contribution (NOI) in a manner consistent with our definition or calculation. Same store contribution (NOI) should be considered as a supplement, but not as an alternative, to our results calculated in accordance with U.S. GAAP. The tables beginning on page 32 provide reconciliations for same store revenues and same store contribution (NOI).
We define “maintenance capital expenditures” as capital expenditures made to extend the life of, and provide future economic benefit from, our existing temperature-controlled warehouse network and its existing supporting personal property and information technology. Maintenance capital expenditures include capital expenditures made to extend the life of, and provide future economic benefit from, our existing temperature-controlled warehouse network and its existing supporting personal property and information technology. Maintenance capital expenditures do not include acquisition costs contemplated when underwriting the purchase of a building or costs which are incurred to bring a building up to Americold’s operating standards. See the tables on page 29 for additional information regarding our maintenance capital expenditures.
We define “total real estate debt” as the aggregate of the following: mortgage notes, senior unsecured notes, term loans and borrowings under our revolving line of credit. We define “total debt outstanding” as the aggregate of the following: total real estate debt, sale-leaseback financing obligations and financing lease obligations. See the tables on page 22 for additional information regarding our indebtedness.
All quarterly amounts and non-GAAP disclosures within this filing shall be deemed unaudited.